Share Purchase Agreement

by and among

BTCS Inc.,

Spondoolies-Tech Ltd.,

and

The Selling Shareholders

September 21, 2015

4.5	Financial Statements	24
4.6	Absence of Certain Changes	24
4.7	Litigation	26
4.8	Restrictions on Business Activities	26
4.9	Compliance with Laws; Governmental Permits	26
4.10	Title to, Condition and Sufficiency of Assets	27
4.11	Intellectual Property Rights	27
4.12	Taxes	30
4.13	Employee Benefit Plans and Employee Matters	31
4.14	Interested Party Transactions	31
4.15	Insurance	31
4.16	Books and Records	31
4.17	Material Contracts	32
4.18	Transaction Fees	33
4.19	SEC Filings	33
4.20	Private Placement; Securities Law	34

ARTICLE 5 Conduct Prior to the Closing		34

5.1	Conduct of Business of the Company and Purchaser	34
5.2	Restrictions on Conduct of Business of the Company and Purchaser	35

ARTICLE 6 Additional Agreements		38

6.1	No Solicitation	38
6.2	Confidentiality; Public Disclosure	39
6.3	Regulatory Approvals	39
6.4	Reasonable Efforts	40
6.5	[Reserved]	40
6.6	Litigation	40
6.7	Access to Information	40
6.8	Certificate of Designations and By-Laws	40
6.9	Spreadsheet	41
6.10	Expenses	41
6.12	Corporate Matters	41
6.13	Tax Matters	41
6.14	Tax Rulings	42
6.15	Registration Statement on Form S-8	42
6.16	Directors and Officers of Purchaser after Closing	42
6.17	No Shorting	42
6.18	D&O Insurance	43

ARTICLE 7 Conditions to the Share Purchase		43

7.1	Conditions to Obligations of Each Party to Effect the Share Purchase	43
7.2	Additional Conditions to Obligations of the Company	43
7.3	Additional Conditions to the Obligations of Purchaser	44

ARTICLE 8 Termination, Amendment and Waiver		45

8.1	Termination	45
8.2	Effect of Termination	46
8.3	Amendment	46
8.4	Extension; Waiver	46

ARTICLE 9 General Provisions		46

9.1	Survival of Representations and Warranties and Covenants	47
9.2	Notices	47
9.3	Interpretation	48
9.4	Counterparts	48
9.5	Entire Agreement; Nonassignability; Parties in Interest	48
9.6	Assignment	48
9.7	Severability	48
9.8	Remedies Cumulative	49
9.9	Governing Law; Submission to Jurisdiction	49
9.10	Rules of Construction	49

Exhibits

Exhibit A	-	Definitions
Exhibit B	-	Antidilution Undertaking
Exhibit C	-	Registration Rights Agreement
Exhibit D	-	Form of Lock Up Agreement
Exhibit E	-	Form of Certificate of Designation of Series A Convertible Preferred Stock
Exhibit F	-	Amendments to By-Laws
Exhibit G	-	Purchaser Incentive Compensation Plan

Share Purchase Agreement

This Share Purchase Agreement (this “Agreement”) is made and entered into as of September 21, 2015 (the “Agreement Date”), by and among BTCS Inc., a Nevada corporation (“Purchaser”), the shareholders of the Company listed on Annex I hereto (the “Selling Shareholders”), and Spondoolies-Tech Ltd., an Israeli company (the “Company”).

Recitals

A. Purchaser desires, subject to the terms and conditions set forth in this Agreement, to purchase from each of the Selling Shareholders and each of the Selling Shareholders desires, severally but not jointly, to sell to Purchaser all Company Shares owned by such Selling Shareholder free from any Encumbrances and subject to the terms and conditions set forth in this Agreement (the “Share Purchase”).

B. The Company, the Selling Shareholders and Purchaser desire to make certain representations, warranties, covenants and other agreements in connection with the Share Purchase as set forth herein.

C. Each of the board of directors of the Company (the “Company Board of Directors”), the board of directors of the Purchaser (the “Purchaser Board of Directors”) and the Company Security holders required to approve this Agreement has or have unanimously approved this Agreement and the transfer of the Company Shares in accordance with all applicable Legal Requirements.

Now, Therefore, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
The Share Purchase

1.1 Closing. Unless this Agreement is earlier terminated in accordance with Section 8.1, the closing (the “Closing”) of the transactions contemplated hereby (the “Transactions”) shall take place (i) as promptly as practicable (and in any event within five (5) Business Days) after the satisfaction or waiver of each of the conditions set forth in ARTICLE 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions)or (ii) as such other time and date as Purchaser and the Company may agree in writing. The Closing shall take place remotely via the exchange of documents and signature pages or at such location as the parties hereto agree. The date on which the Closing occurs is herein referred to as the “Closing Date.”

1.2 Closing Deliveries.

(a) Purchaser Deliveries. Purchaser shall deliver to the Company, at or prior to the Closing, each of the following:

(i) a certificate, dated as of the Closing Date and executed on behalf of Purchaser by its Chief Executive Officer, certifying each of the following: (A) true and complete copy of Purchaser’s Articles of Incorporation, including all amendments thereto, (B) true and complete copy of Purchasers By-Laws, including all amendments thereto, (C) copies of resolutions adopted by the Purchaser Board of Directors approving this Agreement in accordance with the provisions of applicable Legal Requirements and authorizing the execution and delivery of this Agreement, the filing of the Certificate of Designations, the amendment of the By-Laws of Purchaser as set forth on Exhibit F, the issuance of the Purchaser Shares and the other Transaction Documents to which Purchaser is a party, the appointment of the officers and directors of Purchaser set forth in Section 6.16 and the consummation of the Contemplated Transactions and (D) other matters in the Company’s reasonable discretion; and

1

(ii) a certificate, dated as of the Closing Date, executed on behalf of Purchaser by a duly authorized officer of Purchaser to the effect that each of the conditions set forth in clause (a) of Section 7.2 has been satisfied;

(iii) the Selling Shareholders listed as “Investors” on Schedule 1.3(a) shall receive anti-dilution protection in accordance with the Antidilution Undertaking attached hereto as Exhibit B;

(iv) the Registration Rights Agreement, in the form attached hereto as Exhibit C, by and among Purchaser and certain shareholders of the Company (the “Registration Rights Agreement”), executed on behalf of Purchaser;

(v) written evidence of the resignation of any directors of Purchaser not serving on the Purchaser Board of Directors in accordance with Section 6.15; and

(vi) written evidence of the filing of the Certificate of Designations in accordance with Section 6.8.

(b) Company Deliveries. The Company shall deliver to Purchaser, at or prior to the Closing, each of the following:

(i) a certificate, dated as of the Closing Date and executed on behalf of the Company by its Chief Executive Officer, to the effect that each of the conditions set forth in Section 7.3(a) and Section 7.3(e) has been satisfied;

(ii) a certificate, dated as of the Closing Date and executed on behalf of the Company by its Chief Executive Officer, certifying (A) a true and complete copy of the Company’s Articles of Association, including all amendments thereto, (B) a complete list of the officers and directors of the Company, (C) copies of resolutions, adopted by the Company Board of Directors and Company Security holders required to approve this Agreement, authorizing the execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the Contemplated Transactions and (D) other matters in Purchaser’s reasonable discretion;

(iii) a printout from the Israeli Registrar of Companies with respect to the Company, dated as of the Closing Date, reflecting that (x) the Company is not delinquent in payment of its annual dues or filing of an annual report, and (y) the Company has not been noted as being in breach of its legal filing requirements;

(iv) certificates representing the Company Shares (or duly executed affidavits as to loss or destruction of such certificates), accompanied by duly executed share transfer deeds, for transfer to Purchaser or a designated Affiliate of Purchaser, in form and substance satisfactory to Purchaser, together with a copy of the share register of the Company indicating that Purchaser is the sole shareholder of the Company;

2

(v) the Registration Rights Agreement, executed by the Company Shareholders party thereto;

(vi) Lock up agreements of each of the holders indicated as subject to Lock up Agreement on the Spreadsheet; and

(vii) the Spreadsheet (as defined below) completed to include all of the information specified in Section 6.9 in a form acceptable to Purchaser and a certificate executed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying on behalf of the Company that such Spreadsheet is true, correct and complete.

1.3 The Share Purchase.

(a) Payments to the Selling Shareholders. Upon the terms and subject to the conditions set forth herein, each of the Selling Shareholders agrees, severally but not jointly, to sell, transfer and deliver to Purchaser at the Closing, and Purchaser agrees to purchase from each Selling Shareholder, all rights, title and interest in and to the Company Shares owned by such Selling Shareholder as of immediately prior to the Closing (as set forth on the Spreadsheet) free and clear of all Encumbrances in exchange for the right to receive the number of shares of Purchaser consisting of Purchaser Common Stock and, with respect to certain Selling Shareholders who would hold more than 9.99% of the issued and outstanding Purchaser Common Stock if they received only Purchaser Common Stock, Purchaser Preferred Stock (the “Consideration Securities”) calculated as set forth on the Spreadsheet and allocated consistent with Article 132 of the Company’s Articles of Association.

(b) Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), bonus shares, reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Shares or Purchaser Common Stock occurring after the date hereof and prior to the Closing, all references in this Agreement and the Spreadsheet to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change. In the event that, after the date hereof and prior to the Closing, Purchaser issues securities that are convertible into Purchaser Common Stock, all references in this Agreement and the Spreadsheet to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary so that the shareholders of the Purchaser and the Company Shareholders (including for this purpose, the Purchaser) are each diluted by such issuance as though such issuance took place following the Closing.

(c) Rights Not Transferable. The rights of the Selling Shareholders under this Agreement as of immediately prior to the Closing are personal to each such Selling Shareholder and shall not be transferable for any reason otherwise than by operation of law, will or the laws of descent and distribution. Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

3

(d) Fractional Shares. No fractional shares of Purchaser Stock will be issued in connection with the Share Purchase. Any fractional share amount shall be rounded down to the next whole share of Purchaser Stock.

1.4 Payment and Exchange Procedures.

(a) Exchange Procedures.

(i) No later than the Closing Date, each of the Selling Shareholders shall deliver all share certificates formerly representing Company Shares, or in the event that any such share certificate has been lost, stolen, or destroyed, an affidavit of lost certificate executed by such Selling Shareholder thereof in form and substance reasonably satisfactory to Purchaser together with a share transfer deed with respect to all of its Company Shares.

(ii) On the Closing Date, (A) Purchaser shall deliver to the Trustee as described in Section 1.8 with respect to each Selling Shareholder a certificate or certificates representing the number of Consideration Securities that such holder has the right to receive pursuant to Section 1.3(a) in respect of such share certificate or share certificates and (B) any such share certificate representing Company Shares shall be canceled.

(b) No Liability. Notwithstanding anything to the contrary in this Section 1.4, none of the Company, Purchaser or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(c) Unclaimed Consideration. Following the Closing, each Selling Shareholder shall look only to Purchaser (subject to abandoned property, escheat and similar laws) for its claim, only as a general unsecured creditor thereof, to any portion of the Consideration Securities payable pursuant to Section 1.3(a) in respect of such certificate. Notwithstanding anything to the contrary contained herein, if any certificate has not been surrendered prior to the earlier of the third anniversary of the Closing or such date on which the applicable portion of the Consideration Securities payable pursuant to Section 1.3(a) in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity, any amounts payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of Purchaser, free and clear of all claims or interests of any Person previously entitled thereto.

1.5 No Further Ownership Rights in the Company Shares. All Consideration Securities paid or payable following the surrender for exchange of Company Shares in accordance with the terms hereof shall be so paid or payable in full satisfaction of all rights pertaining to such Company Shares and there shall be no further registration of transfers on the records of the Company of Company Shares, which were issued and outstanding immediately prior to the Closing. If, after the Closing, any certificate or agreement is presented to Purchaser for any reason, such certificate shall be canceled and exchanged as provided in this ARTICLE 1.

1.6 Options.

(a) Acceleration and Exercise of Options. Prior to the Closing, the Company shall amend all outstanding Company Options to provide that the exercise price therefor shall be the nominal value of the Company Shares underlying such Company Options and each of the holders of Company Options shall exercise the Company Options for Company Shares. At the Closing, Purchaser shall assume the Company Option Plan (the “Assumed Plan”) and each of the Company Shares issued upon the exercise of the Company Options shall be exchanged for that number of shares of Purchaser Common Stock in which the number of Company Shares underlying such Company Option would be converted. Such shares of Purchaser Common Stock shall be deemed issued under the Assumed Plan subject to the terms of the Israeli Option Tax Ruling(such shares of Purchaser Common Stock the “Optionholders Shares”).

4

(b) Any certificate representing Optionholders Shares acquired in accordance with Section 1.6(a) prior to the filing of the registration statement on Form S-8 referred to in Section 6.15 shall bear the restrictive legend set forth in Section 1.9 hereof.

(c) Prior to the Closing, the Company shall take all action that may be necessary (under the Company Option Plan and otherwise) to effectuate the provisions of this Section 1.6 and to ensure that, from and after the Closing Date, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 1.6.

(d) Each Optionholder Share received in exchange for Company Options that were held for the benefit of Israeli-resident employees or office holders of the Company by ESOP Management & Trust Services Ltd., the trustee under the Company Option Plan shall be held by such trustee for such period of time and in accordance with the terms of (i) Section 102 of the ITO or any regulations, rules, orders or procedures promulgated thereunder; and (ii) the Israeli Option Tax Ruling.

1.7 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (together, “Transfer Taxes”) shall be paid by the Selling Shareholders when due, and each Selling Shareholder shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all Transfer Taxes.

1.8 Trust Arrangement. The Company, the Purchaser and each Selling Shareholder shall enter into a Paying Agent Agreement pursuant to which the Paying Agent (as defined therein) shall hold the Consideration Securities in accordance with the terms of the Israeli 104H Tax Ruling and such Consideration Securities shall be released in accordance with the terms of the Israeli 104H Tax Ruling.

1.9 Legend Requirement

(a) Securities Act. Each certificate representing Consideration Securities shall (unless otherwise permitted by the provisions of this Agreement) be imprinted with a legend substantially similar to the following (in addition to any legend required under applicable securities laws or as provided elsewhere in this Agreement):

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO [REGULATION D] [REGULATION S] OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH, PURSUANT TO A REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT.”

5

(b) The certificates evidencing the Consideration Securities shall not contain any legend (including the legend set forth in Section 1.9(a) hereof), (i) commencing six months after the Closing with respect to any Consideration Securities held by any Regulation S Investor (as defined in Section 3.7(b)) which is not an “affiliate” of Purchaser (within the meaning of Rule 144), (ii) while a registration statement covering the resale of such security is effective under the Securities Act, (iii) following any sale of such Consideration Securities pursuant to Rule 144, (iv) if such Consideration Securities are eligible for sale under Rule 144, without the requirement for the Purchaser to be in compliance with the current public information required under Rule 144 as to such Consideration Securities and without volume or manner-of-sale restrictions, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Purchaser shall cause its counsel, at its own expense, to issue a legal opinion addressed to the Transfer Agent and Purchaser (if required) promptly to effect the removal of the legend hereunder. In addition, Purchaser shall, for a period of sixty (60) months following the Closing Date: (i) make and keep available adequate current public information with respect to Purchaser within the meaning of Rule 144; and (ii) comply with all other necessary filings and other requirements, in a timely manner, so as to enable the holders of Purchaser Common Stock to sell such securities under Rule 144.

1.10 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Purchaser with full right, title and interest in and to the Company Shares, the officers and directors of the Company are fully authorized, in the name and on behalf of the Company or otherwise, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

ARTICLE 2
Representations and Warranties of the Company

Subject to the disclosures set forth in the disclosure letter of the Company delivered to Purchaser concurrently with the parties’ execution of this Agreement (the “Company Disclosure Letter”) (each of which disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this ARTICLE 2 to which it relates (unless and only to the extent the relevance to other representations and warranties is readily apparent from the actual text of the disclosures without any reference to extrinsic documentation or any independent knowledge on the part of the reader regarding the matter disclosed), and each of which disclosures shall also be deemed to be representations and warranties made by the Company to Purchaser under this ARTICLE 2), the Company represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

2.1 Organization, Standing, Power and Subsidiaries.

(a) The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of organization. The Company has the corporate power to own its properties and to conduct its business as now being conducted and as currently proposed by it to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to result in liability that is material to the Company. The Company is not in violation of any of the provisions of its Articles of Association or equivalent organizational or governing documents.

6

(b) The Company has and, since its inception has had, no subsidiaries or any Equity Interest, whether direct or indirect, in, or any loans to, any corporation, partnership, limited liability company, joint venture or other business entity.

(c) Schedule 2.1(c) of the Company Disclosure Letter sets forth a true, correct and complete list of: (i) the names of the members of the Company Board of Directors (or similar body); (ii) the names of the members of each committee of the Company Board of Directors (or similar body) ; and (iii) the names and titles of the officers of the Company.

(d) Schedule 2.1(d) of the Company Disclosure Letter sets forth (i) a list of all jurisdictions throughout the world in which the Company is authorized or qualified to do business as a foreign corporation, (ii) a true, correct and complete listing of the locations of all sales office, manufacturing facilities, and any other office or facilities of the Company and (iii) a true and complete list of all jurisdictions in which the Company maintains any employees or contractors.

2.2 Capital Structure.

(a) The authorized share capital of the Company consists of NIS 10,000, divided into 638,855 Company Ordinary Shares,163,318 Company Series A Preferred Shares and 197,827 Company Series B Preferred Shares. As of the Agreement Date and the Closing Date, (i) a total of 100,000 Company Ordinary Shares, 163,318 Company Series A Preferred Shares and 130,236 Company Series B Preferred Shares are issued and outstanding and (ii) there are no other issued and outstanding share capital or other securities of the Company and no outstanding commitments or Contracts to issue any share capital or other securities of the Company other than pursuant to the exercise of outstanding Company Options under the Company Option Plans. The Company holds no treasury shares. ANNEX I accurately sets forth, as of the Agreement Date, the name of each Person that is the registered owner of any Company Shares and the number of such Company Shares so owned by such Person. The number of such shares set forth as being so owned by such Person constitutes the entire interest of such Person in the issued and outstanding capital stock or voting securities of the Company. All issued and outstanding Company Shares are duly authorized, validly issued, fully paid and non-assessable and, to the Knowledge of the Company, except as described in Schedule 2.2(a) of the Company Disclosure Letter are free of any Encumbrances, preemptive rights, rights of first refusal or “put” or “call” rights created by statute, the Articles of Association of the Company or any Contract to which the Company is a party or by which the Company is bound. The Company has never declared or paid any dividends on any Company Shares. There is no liability for dividends accrued and unpaid by the Company. The Company is not under any current obligation to register under any securities laws any Company Shares or any other securities of the Company, whether currently outstanding or that may subsequently be issued. All issued and outstanding Company Shares were issued in compliance with any applicable Legal Requirements and all requirements set forth in the Articles of Association and any applicable Contracts to which the Company is a party or by which the Company or any of its assets is bound.

(b) As of the Agreement Date, the Company has reserved 46,996 Company Ordinary Shares for issuance to employees, non-employee directors and consultants pursuant to the Company Option Plan, of which 12,105 shares are subject to outstanding and unexercised Company Options, and 34,891 shares remain available for issuance thereunder. Schedule 2.2(b) of the Company Disclosure Letter sets forth, as of the Agreement Date, a true, correct and complete list of all holders of outstanding Company Options, whether or not granted under the Company Option Plans, including the number of Company Ordinary Shares subject to each Company Option, the date of grant, the exercise or vesting schedule (and the terms of any acceleration thereof), the exercise price per share, the tax track under which such Options were granted under the ITO and the term of each Company Option.

7

(c) Other than as described in Section 2.2(b), as of the Agreement Date, no Person has any right to acquire any Company Shares or any Company Options or other rights to purchase Company Shares or other securities of the Company, from the Company or the Selling Shareholders.

(d) No bonds, debentures, notes or other indebtedness of the Company (i) granting its holder the right to vote on any matters on which shareholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of the Company, are issued or outstanding as of the Agreement Date (collectively, “Company Voting Debt”).

(e) Except for the Company Options described in Section 2.2(b), there are no options, warrants, calls, rights or Contracts of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Shares, Company Options or other rights to purchase Company Shares or other securities of the Company, or any Company Voting Debt, or obligating the Company to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such Company Option, call, right or Contract. Except as set forth in Schedule 2.2(e) of the Company Disclosure Letter, to the Knowledge of the Company, there are no Contracts relating to voting, purchase, sale or transfer of any Company Shares (i) between or among the Company and any Company Security holder and (ii) to the knowledge of the Company, between or among any of the Company Security holders.

(f) The Spreadsheet will accurately set forth, as of the Closing, the name of each Person that is the registered owner of any Company Shares and the number and kind of such shares so owned. The number of such shares set forth as being so owned by such Person will constitute the entire interest of such person in the issued and outstanding capital stock, voting securities or other securities of the Company. As of the Closing, no other Person not disclosed in the Spreadsheet will have a right to acquire any Company Shares and/or Company Options from the Company. In addition, the Company Shares disclosed in the Spreadsheet will be, as of the Closing, free and clear of any Encumbrances created by the Articles of Association of the Company or any Contract to which the Company is a party or by which it is bound.

2.3 Authority; Noncontravention.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company Board of Directors, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of the Company Board of Directors and the Company Preferred Holders, by resolutions duly adopted (and not thereafter modified or rescinded), have approved and adopted this Agreement and approved the Share Purchase. Except for the approval of the Company Preferred Holders, no vote of the Selling Shareholders is required in connection with the execution, delivery or performance of this Agreement by the Company or the Selling Shareholders or the consummation of the Share Purchase and the other transactions contemplated by this Agreement.

8

(b) The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, (i) result in the creation of any Encumbrance on any of the material properties or assets of the Company or to the knowledge of the Company, any of the Company Shares or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the Articles of Association or other equivalent organizational or governing documents of the Company, in each case as amended to date, (B) any Contract of the Company or any Contract applicable to any of their respective material properties or assets, or (C) any Legal Requirements applicable to the Company or any of their respective material properties or assets, except, in the cases of (B) and (C) above, where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not be material to the Company’s ability to consummate the Share Purchase or to perform its obligations under this Agreement.

(c) Except as set forth in Schedule 2.2(e) of the Company Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not be material to the Company’s ability to consummate the Share Purchase or to perform its obligations under this Agreement and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

2.4 Financial Statements.

(a) (i) The Company has delivered to Purchaser its audited consolidated financial statements for each of its fiscal years ending December 31, 2014 and December 31, 2013 (including, in each case, balance sheets, statements of operations and statements of cash flows) (collectively, the “Company Financial Statements”). The Company Financial Statements (i) are derived from and in accordance with the books and records of the Company, (ii) complied as to form with applicable accounting requirements with respect thereto as of their respective dates, (iii) have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”)applied on a consistent basis throughout the periods indicated and consistent with each other, (iv) fairly and accurately present the consolidated financial condition of the Company at the dates therein indicated and the consolidated results of operations and cash flows of the Company for the periods therein specified, and (v) are true, complete and correct.

(ii) The Company has delivered to Purchaser its unaudited consolidated financial statements for its fiscal quarters ended March 31, 2015 and March 31, 2014 (including, in each case, balance sheets, statements of operations and statements of cash flows) (collectively, the “Company Unaudited Financial Statements”). The Company Unaudited Financial Statements (i) are derived from and in accordance with the books and records of the Company, (ii) complied as to form with applicable accounting requirements with respect thereto as of their respective dates, (iii) have been prepared in accordance with GAAP, subject to audit adjustments, (iv) fairly and accurately present the consolidated financial condition of the Company at the dates therein indicated and the consolidated results of operations and cash flows of the Company for the periods therein specified, and (v) are true, complete and correct.

9

(b) The Company has no Liabilities of any nature other than (i) those set forth or adequately provided for in the balance sheet included in the Company Unaudited Financial Statements as of March 31, 2015 (the “Company Balance Sheet”), (ii) those incurred in the conduct of the Company’s business since March 31, 2015 (the “Company Balance Sheet Date”) in accordance with the Company’s budget as approved by its Company Board of Directors, a copy of which has been made available to Purchaser (the “Company Budget”), (iii) those incurred by the Company in connection with the execution of this Agreement and (iv) as set forth on Schedule 2.4(b) of the Company Disclosure Letter. Except for Liabilities reflected in the Financial Statements or as set forth on Schedule 2.4(b) of the Company Disclosure Letter, the Company has no off balance sheet Liability of any nature to, or any financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of expenses incurred by the Company. Without limiting the generality of the foregoing, the Company has never guaranteed any debt or other obligation of any other Person. All reserves that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP consistently applied and are adequate.

(c) Schedule 2.4(c) of the Company Disclosure Letter accurately lists all indebtedness of Company for money borrowed (“Company Debt”), including, for each item of Company Debt, the agreement governing the Company Debt and the interest rate, maturity date and any assets or properties securing such Company Debt.

2.5 Absence of Certain Changes. Since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and:

(a) there has not occurred a Material Adverse Effect on the Company.

(b) the Company has not made or entered into any Contract or letter of intent with respect to, or otherwise effected, any acquisition, sale, license, disposition or transfer of any material asset of the Company.

(c) there has not occurred any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies or establishment of reserves) by the Company or any revaluation by the Company of any of its assets.

(d) the Company has not made any material Tax election, prepared any Tax Returns in a manner which is materially inconsistent with the past practices of the Company with respect to the treatment of items on such Tax Returns, incurred any material liability for Taxes other than in the ordinary course of business consistent with past practice, filed an amended Tax Return or a claim for refund of Taxes with respect to the income, operations or property of the Company, or settled any claim relating to Taxes.

(e) there has not occurred any declaration, setting aside, or payment of a dividend or other distribution with respect to any securities of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities, or any change in any rights, preferences, privileges or restrictions of any of its outstanding securities.

(f) the Company has not entered into, amended, renewed or terminated any Material Contract, and there has not occurred any default or breach under any Material Contract to which the Company is a party or by which it is, or any of its assets and properties are, bound.

(g) there has not occurred any amendment or change to the Articles of Association or other equivalent organizational or governing documents of the Company.

10

(h) there has not occurred any increase in or modification of the compensation or benefits payable or to become payable by the Company to any of its directors, officers, employees or consultants, any adoption or modification of any employee benefit plan or any new loans or advances or extension of existing loans or advances to any such Persons (other than routine expense advances to employees of the Company consistent with past practice), and neither the Company has entered into any Contract to grant or provide (nor has granted any) severance, acceleration of vesting or other similar benefits to any such Persons.

(i) there has not occurred the execution of any Contracts or the extension of the term of any existing Contract with any Person in the employ or service of the Company.

(j) there has not occurred any change in title, office or position, or material reduction in the responsibilities of, or change in identity with respect to the management, supervisory or other key personnel of the Company, any termination of employment of any such employees, or any labor dispute or claim of unfair labor practices involving the Company.

(k) the Company has not incurred, created or assumed any Encumbrance (other than a Permitted Encumbrance) on any of its assets or properties, any Liability for borrowed money or any Liability as guarantor or surety with respect to the obligations of any other Person.

(l) there has been no material damage, destruction or loss, whether or not covered by insurance, affecting the assets, properties or business of the Company.

(m) the Company has not sold, disposed of, transferred or licensed to any Person any rights to any Company-Owned IP Rights.

(n) there has been no application for or receipt of a Government Grant, and

(o) there has not occurred any announcement of, any negotiation by or any entry into any Contract by the Company to do any of the things described in the preceding clauses (a) through (n) (other than negotiations and agreements with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

2.6 Litigation. There is no private or governmental action, suit, proceeding, claim (including any claim for injury by participants in clinical studies), mediation, arbitration or investigation pending before any Governmental Entity (a “Legal Proceeding”), or threatened against the Company or any of its assets or properties or any of its directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company), nor, to the knowledge of the Company, is there any reasonable basis for any such action, suit, proceeding, claim, mediation, arbitration or investigation. There is no judgment, decree, injunction or order against the Company, any of its assets or properties, or, to the knowledge of the Company, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company). To the knowledge of the Company, there is no reasonable basis for any Person to assert a claim against the Company based upon the Company entering into this Agreement or any of the other transactions or agreements contemplated hereby. The Company does not have any Legal Proceeding pending against any other Person.

2.7 Restrictions on Business Activities. Except as set forth in Schedule 2.7 of the Company Disclosure Letter, there is no Contract, judgment, injunction, order or decree binding upon the Company that has or would reasonably be expected to have, whether before or after consummation of the Share Purchase, the effect of prohibiting, restricting or impairing any current or presently proposed business practice of the Company, any acquisition of property by the Company or the conduct or operation of the Business or limiting the freedom of the Company to engage in any line of business, to sell, license or otherwise distribute services or the Company Product in any market or geographic area, or to compete with any Person.

11

2.8 Compliance with Laws; Governmental Permits.

(a) Except as set forth in Schedule 2.8 of the Company Disclosure Letter, the Company has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any material Legal Requirement with respect to the conduct of its business, or the ownership or operation of its business. No event has occurred, and no condition or circumstance exists, that will (with or without notice or lapse of time) constitute or result in a material violation by the Company of, or a failure on the part of the Company to comply with, any material Legal Requirement.

(b) The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its assets or properties or (ii) that is required for the operation of the Business or the holding of any such interest (all of the foregoing consents, licenses, permits, grants, and other authorizations, collectively, the “Company Authorizations”), and all of the Company Authorizations are in full force and effect, except if the failure to so obtain would not have a Material Adverse Effect. The Company has not received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of law or any Company Authorization or any failure to comply with any term or requirement of any Company Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Authorization, and to the knowledge of the Company, no such notice or other communication is forthcoming, other than with respect to violations which would not have a Material Adverse Effect. The Company has complied in all material respects with all of the terms of the Company Authorizations. None of the Company Authorizations will be terminated or impaired, or will become terminable, in whole or in part, as a result of the consummation of the transactions contemplated by this Agreement.

2.9 Title to, Condition and Sufficiency of Assets.

(a) The Company has good and valid title to, or valid leasehold interests in, all of its properties, and interests in properties and assets, real and personal, reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties and assets, or interests in properties and assets, sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice or assets that are otherwise not material to its business), or, with respect to leased properties and assets, valid leasehold interests in such properties and assets that afford the Company valid leasehold possession of the properties and assets that are the subject of such leases, in each case, free and clear of all Encumbrances, except (i) Permitted Encumbrances incurred in the ordinary course of business consistent with past practice for obligations not past due, (ii) such imperfections of title and non-monetary Encumbrances as do not and will not detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise impair business operations involving such properties, (iii) liens securing indebtedness that is reflected on the Company Balance Sheet and (iv) as stated on Schedule 2.9(a) of the Company Disclosure Letter. The plant, property and equipment of the Company that are used in the operations of their its businesses are (i) in good operating condition and repair, subject to normal wear and tear and (ii) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, consistent with past practice. Schedule 2.9(a) of the Company Disclosure Letter identifies each parcel of real property leased by the Company. The Company has adequate rights of ingress and egress into any real property used in the operation of their respective businesses. The Company has heretofore provided to Purchaser’s counsel true, correct and complete copies of all leases, subleases and other agreements under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property or facility, including all modifications, amendments and supplements thereto. The Company does not currently own any real property.

12

(b) The assets owned by the Company (i) constitute all of the assets that are necessary for the Company to conduct, operate and continue the business of the Company as such business is currently conducted and as currently proposed to be conducted by the Company and to sell and otherwise enjoy full rights to exploitation of its assets and the Company Product, and (ii) constitute all of the assets that are used in the business of the Company as such business is currently conducted, without (A) the need for Purchaser to acquire or license any other asset, property or Intellectual Property, or (B) the breach or violation of any Contract.

2.10 Intellectual Property Rights.

(a) The Company (i) owns or (ii) has the valid right or license to all Company IP Rights. The Company IP Rights are sufficient for the conduct of the business of the Company as currently conducted and as currently proposed to be conducted by the Company.

(b) The Company has not transferred ownership of any Intellectual Property that is or was Company-Owned IP Rights, to any third party, or knowingly permitted the Company’s rights in any Intellectual Property that is or was Company-Owned IP Rights to enter the public domain or, with respect to any Intellectual Property for which the Company has submitted an application or obtained a registration, lapse (other than through the expiration of registered Intellectual Property at the end of its maximum statutory term).

(c) The Company owns and has good and exclusive title to each item of Company-Owned IP Rights and each item of Company Registered Intellectual Property, free and clear of any Encumbrances (other than Permitted Encumbrances). The right, license and interest of the Company in and to all Third Party Intellectual Property Rights licensed by the Company from a third party are free and clear of all Encumbrances (excluding restrictions contained in the applicable written license agreements with such third parties and Permitted Encumbrances).

(d) Neither the execution and delivery or effectiveness of this Agreement nor the performance of the Company’s obligations under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company-Owned IP Right, or impair the right of the Company or acquiror to use, possess, sell or license any Company-Owned IP Right or portion thereof.

(e) Schedule 2.10(e) of the Company Disclosure Letter sets forth a true, correct and complete list as of the Agreement Date of all Company Registered Intellectual Property, including the owner(s) of each such item of Company Registered Intellectual Property and the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made.

13

(f) There are no royalties, honoraria, fees or other payments payable by the Company to any Person (other than (i) one time, lump-sum fees payable for end-user licenses to generally commercially available software and (ii) salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any Company IP Rights by the Company.

(g) To the knowledge of the Company, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company-Owned IP Rights, by any third party, including any employee or former employee of the Company. The Company has not brought any action, suit or proceeding for infringement or misappropriation of any Intellectual Property or breach of any Company IP Rights Agreement. The Company has not entered into any Contract granting any Person the right to bring infringement, or misappropriation actions with respect to, or otherwise to enforce rights with respect to, any of the Company-Owned IP Rights.

(h) The Company has not been sued in any suit, action or proceeding (or received any written notice or, to the knowledge of the Company, threat) which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Rights or which contests the validity, ownership or right of the Company to own or exercise any Intellectual Property right and to the Company’s knowledge no grounds exist for any such suit, action or proceeding. The Company has not received any written communication that involves an offer to license or grant any other rights or immunities under any Third Party Intellectual Property Rights.

(i) The Company has no Liability for infringement or misappropriation of Third Party Intellectual Property Rights or for unfair competition or unfair trade practices under the laws of any jurisdiction. To the knowledge of the Company, the operation of the business of the Company as such business is currently conducted and as currently proposed to be conducted by the Company has not and does not and will not infringe or misappropriate any Third Party Intellectual Property Rights and does not constitute unfair competition or unfair trade practices under the laws of any jurisdiction.

(j) The Company has secured from all Persons who independently or jointly contributed to the conception, reduction to practice, creation or development of any Company-Owned IP Rights and Company Registered Intellectual Property unencumbered and unrestricted exclusive ownership of, all such third party’s Intellectual Property in such contribution that the Company does not already own by operation of law and such third party has not retained any rights or licenses with respect thereto. Without limiting the foregoing, the Company has obtained proprietary information and invention disclosure and assignment agreements from all current and former employees and consultants of the Company, waiving all moral rights (to the extent applicable), and waiving any right or interest in and to any royalty or other remuneration provided by local custom, administrative regulation, governmental statute or otherwise (including under Section 134 of the Israeli Patent Law 1967 and any other Legal Requirement).

(k) No current or former employee, consultant or independent contractor of the Company: (i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure (including patent disclosure), invention assignment, non-disclosure or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or using trade secrets or proprietary information of others without permission; or (ii) has developed, created or discovered any Intellectual Property for the Company that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights to any such Intellectual Property.

14

(l) The Company has taken commercially reasonable steps to protect and preserve the confidentiality of all confidential or non-public information included in the Company IP Rights, including, but not limited to, trade secrets (“Confidential Information”). All use, disclosure or appropriation of Confidential Information owned by the Company by or to a third party has been pursuant to the terms of a written Contract between the Company and such third party. All use, disclosure or appropriation of Confidential Information by the Company not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful. All current and former employees and consultants of the Company having access to Confidential Information or proprietary information of any of their respective customers or business partners have executed and delivered to the Company an agreement regarding the protection of such Confidential Information or proprietary information (in the case of proprietary information of the Company’s customers and business partners, to the extent required by such customers and business partners).

(m) The Company has complied with all applicable Legal Requirements and internal privacy policies relating to the use, collection, storage, disclosure and transfer of any personally identifiable information collected by the Company. The Company has not received a complaint regarding the Company’s collection, use or disclosure of personally identifiable information.

(n) Except as set forth in Schedule 2.10(n), no funding from any granting agency and no government funding, facilities of a university, college, other educational institution or research center, or funding from any Person was used in the creation or development of any Company-Owned IP Rights. No current or former employee, consultant or independent contractor, who was involved in, or who contributed to, the creation or development of any Company-Owned IP Rights, has performed services for any Governmental Entity, a university, college, or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services used in the creation or development of the Company-Owned IP Rights, or performed such services prior to the period of time during which such employee, consultant or independent contractor performed services for the Company such that a government, university, college or other educational institution or research center is entitled to notice or any other right or benefit in connection with any Company-Owned IP Rights. Neither the Company nor any Selling Shareholder or any of their respective Affiliates are party to any contract, license or agreement with any Governmental Entity that grants to such Governmental Entity any right or license with respect to any Company-Owned IP Rights.

2.11 Taxes.

(a) The Company has properly completed and filed all material Tax Returns required to be filed by it and has paid all material Taxes whether or not shown on any Tax Return. All Tax Returns are complete and accurate in all material respects and have been prepared in compliance with all applicable Legal Requirements. The Company has delivered to Purchaser correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

(b) There is (i) no claim for Taxes being asserted against the Company that has resulted in a lien against the property of the Company other than liens for Taxes not yet due and payable, (ii) no formal or informal audit or pending audit of, administrative or judicial Tax proceedings, or Tax controversy associated with, any Tax Return of the Company being conducted by a Tax Authority, (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company currently in effect, (iv) no agreement to any extension of time for filing any Tax Return which has not been filed and (v) no power of attorney granted by or with respect to the Company relating to Taxes that is currently in force. The Company has not received from any Governmental Entity any (i) notice, whether or not in written form, indicating an intent to open an audit or other review with respect to Taxes, (ii) written request for information related to Tax matters, or (iii) notice, whether or not in written form, of deficiency or proposed adjustment for any amount of Tax.

15

(c) No claim has ever been made by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(d) The Company has timely reported, withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, equity interest holder, or other third party.

(e) There is no limitation on the utilization by the Company of its net operating losses, built-in losses, Tax credits, or similar items under the ITO or any other Legal Requirements in any jurisdiction.

(f) As of the time immediately prior to the execution of this Agreement, none of the Company or the Selling Shareholders (with respect to the Shares held by them) is subject to restrictions or limitations pursuant to Part E2 of the ITO or pursuant to any Tax ruling made in connection with the provisions of Part E2 of the ITO.

(g) The Company has duly collected all amounts on account of any Israeli Value Added Tax (“VAT”) required by the Israeli Laws and Regulations to be collected by it, and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by Israeli Legal Requirements.

(h) Except as otherwise provided in Schedule 2.11(h) of the Company Disclosure Letter, neither the Company nor any Selling Shareholder (on behalf of or in connection with the Company) has applied for or received any Government Grants from any supranational, national, local or foreign Governmental Entity. The Company has made available to Purchaser true and correct copies of all documents requesting or evidencing Government Grants, Government Grants received and of all letters of approval, certificates of completion, and supplements and amendments thereto and all material correspondence related thereto.

2.12 Employee Benefit Plans and Employee Matters. The Company does not have any employees who reside or work outside of the State of Israel. With respect to employees of the Company who reside or work in Israel (each, an “Israeli Employee”), except as set forth in Schedule 2.12 of the Company Disclosure Letter: (i) the employment of each Israeli Employee is subject to termination upon not more than thirty (30) days prior written notice under the termination notice provisions included in the employment Contract with such Israeli Employee or applicable Legal Requirements, (ii) all obligations of the Company to provide statutory severance pay to all Israeli Employees pursuant to the Severance Pay Law, 1963, are fully funded or accrued on the Financial Statements, whether in accordance with Section 14 or otherwise, (iii) no Israeli Employee’s employment by the Company requires any special license, permit or other authorization of a Governmental Entity, (iv) there are no foreign employees employed by the Company in Israel; (v) there are no material unwritten policies, practices or customs of the Company that, by extension, could reasonably be expected to entitle any Israeli Employee to benefits in addition to what such Israeli Employee is entitled to by applicable Legal Requirements or under the terms of such Israeli Employee’s employment Contract (including, by way of example, material unwritten customs or practices concerning bonuses, the payment of statutory severance pay when it is not required under applicable Legal Requirements), (vi) all amounts that the Company is legally or contractually required either (A) to deduct from Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, continuing education fund (’kerenhishtalmut’) or other similar funds or (B) to withhold from their Israeli Employees’ salaries and benefits and to pay to any Governmental Entity as required by the ITA and National Insurance Law or otherwise, have, in each case, been duly deducted, transferred, withheld and paid(other than in the ordinary course of business in a manner consistent in all material respects with prior practice or except as required by applicable Law or any applicable contractual arrangement), and the Company does not have any outstanding obligation to make any such deduction, transfer, withholding or payment, and (vii) the Company is in material compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses, pension benefits and other compensation matters and terms and conditions of employment related to Israeli Employees, including The Prior Notice to the Employee Law, 2002, The Notice to Employee (Terms of Employment) Law, 2002, the Prevention of Sexual Harassment Law, 1998, the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Salary Protection Law, 1958, The Employment by Human Resource Contractors Law, 1996, and Law for Increased Enforcement of Labor Laws, 2011, and (viii) the Company has not engaged any consultants, sub-contractors or freelancers, in a full-time position engaged on the Company’s premises. The Company is not subject to, and no employee of the Company benefits from, any extension order (’tzaveiharchava’) except for such extension orders which generally apply to all private sector employees in Israel.

16

2.13 Interested Party Transactions. None of the officers and directors of the Company and, to the knowledge of the Company, none of the employees or shareholders of the Company, nor any immediate family member of an officer, director, employee or shareholder of the Company, has any direct or indirect ownership, participation, royalty or other interest in, or is an officer, director, employee of or consultant or contractor for any firm, partnership, entity or corporation that competes with, or does business with, or has any contractual arrangement with, the Company (except with respect to any interest in less than 5% of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or shareholders or any member of their immediate families, is a party to, or to the knowledge of the Company, is otherwise directly or indirectly interested in, any Contract to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected, except for normal compensation for services as an officer, director or employee thereof. To the knowledge of the Company, none of said officers, directors, employees, shareholders or immediate family members has any interest in any property, real or personal, tangible or intangible (including any Intellectual Property) that is used in, or that relates to, the business of the Company, except for the rights of shareholders under applicable Legal Requirements.

2.14 Insurance. The Company maintains the policies of insurance and bonds set forth in Schedule 2.14 of the Company Disclosure Letter, including all legally required workers’ compensation insurance and errors and omissions, casualty, fire and general liability insurance. The Company has provided to Purchaser correct and complete copies of all such policies of insurance and bonds issued at the request or for the benefit of the Company. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company is otherwise in compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.15 Books and Records. The Company has provided to Purchaser or its counsel correct and complete copies of each document that has been requested by Purchaser or its counsel in connection with their legal and accounting review of the Company (other than any such document that does not exist or is not in the Company’s possession or subject to its control). The minute books of the Company provided to Purchaser contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement. The books, records and accounts of the Company (i) are true, correct and complete in all material respects, (ii) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (iii) are stated in reasonable detail and accurately and fairly reflect all of the transactions and dispositions of the assets and properties of the Company, and (iv) accurately and fairly reflect the basis for the Company Financial Statements.

17

2.16 Material Contracts.

(a) Schedule 2.16 of the Company Disclosure Letter, which identifies each contract by applicable subsection(s), sets forth all of the following Contracts, to which the Company is a party or by which the Company or its assets may be bound (each, a “Material Contract” and collectively, “Material Contracts”).

(i) all licenses, sublicenses and other Contracts pursuant to which the Company has (A) granted any Person any right or interest in any Company IP Rights, or (B) agreed to any restriction on the right of the Company to use or enforce any Company-Owned IP Rights or pursuant to which the Company agrees to encumber, transfer or sell rights in or with respect to any Company-Owned IP Rights;

(ii) other than end-user licenses to generally commercially available software that have an individual acquisition cost of $1,000 or less, all licenses, sublicenses and other Contracts pursuant to which the Company acquired or is authorized to exercise any rights in Intellectual Property;

(iii) any Contract limiting the freedom of the Company to engage or participate, or compete with any other Person, in any line of business, market, therapeutic or geographic area, or to make use of any Intellectual Property, or any Contract granting most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights and/or terms to any Person, or any Contract otherwise limiting the right of the Company to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any products or services;

(iv) any Contract providing for the development of technology or Intellectual Property, independently or jointly, by or for the Company;

(v) Contracts to which the Company and any current or former employees, officers, directors of the Company or consultants or agent or independent contractors are parties;

(vi) partnership or joint venture Contracts with any Person;

(vii) leases from or to any Person of any real or personal property;

(viii) Contracts under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Company Debt or which provides for the imposition of any Encumbrance on any of its assets, tangible or intangible;

(ix) Contracts which restrict the ability of the Company to solicit for hire or to hire any Person;

18

(x) stock Contracts, asset Contracts or other acquisition or divestiture Contracts entered into by the Company at any time since its inception;

(xi) Contracts with respect to the lending or investing of funds by the Company to or in any Person;

(xii) collective bargaining Contracts with any labor union;

(xiii) settlement Contracts of any nature;

(xiv) Contracts relating to Government Grants

(xv) Contracts not otherwise required to be disclosed by this Section 2.16, requiring payments after the date hereof to or by the Company of more than $100,000 over the life of the Contract unless terminable by the Company on less than 10 days’ notice without payment or penalty; or

(xvi) Contracts which, individually or with all other Contracts with the same or affiliated parties (whether or not required to be disclosed under any of the other clauses of this Section 2.16), are material to the Company irrespective of amount.

(b) The Company has made available to Purchaser a true and complete copy of each Material Contract (including all amendments thereto) required to be listed in Schedule 2.16 of the Company Disclosure Letter. Neither the Company nor, to the Company’s knowledge, any other party to any Material Contract, is in breach or violation of, or default under, any of the Material Contracts and no event has occurred which, with notice or lapse of time or both would constitute a breach, violation or default thereof or permit termination or modification thereof or acceleration thereunder, except for such breach, violation or default which would not have a Material Adverse Effect. The Company has not waived any material rights under any Material Contract. Each Material Contract is a valid agreement, binding, in full force and effect and enforceable by the Company in accordance with its terms, except in each case where enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Legal Requirements affecting the enforcement of creditors’ rights and (ii) general rules of equity.

2.17 Transaction Fees. Neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, advisor, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Share Purchase or any other transaction contemplated by this Agreement.

ARTICLE 3
Representations and Warranties of the Selling Shareholders

Each of Selling Shareholders represents and warrants to Purchaser, severally but not jointly, as follows:

3.1 Power and Capacity. Such Selling Shareholder possesses all requisite capacity necessary to carry out the transactions contemplated by this Agreement.

3.2 Enforceability; Non-contravention.

(a) This Agreement has been duly executed and delivered by such Selling Shareholder. This Agreement is a valid and legally binding obligation, enforceable against such Selling Shareholder in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

19

(b) The execution, delivery and performance by such Selling Shareholder of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, or result in the creation of any Encumbrance upon the Company Shares pursuant to (i) any Contract or Order to which such Selling Shareholder is subject or (ii) any Legal Requirements, except where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not be material to such Selling Shareholder’s ability to consummate the Share Purchase or to perform its obligations under this Agreement.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Selling Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby that would reasonably be expected to adversely affect the ability of such Selling Shareholder to consummate the Share Purchase or any of the other transactions contemplated hereby.

3.3 Title to Shares. Such Selling Shareholder owns of record and beneficially the Company Shares as set forth opposite such Selling Shareholder’s name on ANNEX I, and has good and valid title to such Company Shares, free and clear of all Encumbrances and, at Closing, shall deliver to Purchaser good and valid title to such Company Shares, free and clear of all Encumbrances and Taxes. Such Selling Shareholder does not own, and does not have the right to acquire, directly or indirectly, any other Company Shares, except as set forth in Schedule 2.2(a)of the Company Disclosure Letter. Such Selling Shareholder is not a party to any option, warrant, purchase right, or other Contract or commitment that could require such Selling Shareholder to sell, transfer, or otherwise dispose of any Company Shares (other than this Agreement). Such Selling Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any share capital of the Company, except as set forth on the Company Disclosure Letter.

3.4 Litigation. There are no actions, suits, arbitrations, mediations, proceedings or claims pending or, to the knowledge of such Selling Shareholder, threatened against such Selling Shareholder that seek to restrain or enjoin the consummation of the transactions contemplated hereby.

3.5 Solvency. Such Selling Shareholder is not bankrupt or insolvent and has not proposed a voluntary arrangement or made or proposed any arrangement or composition with such Selling Shareholder’s creditors or any class of such creditors, and no petition in respect of any such arrangement or composition has been presented. The consummation of the Share Purchase and the other transactions contemplated hereby shall not constitute a fraudulent transfer by such Selling Shareholder under applicable bankruptcy and other similar laws relating to bankruptcy and insolvency of the Selling Shareholder.

3.6 Tax Withholding Information. All information, if any, provided or to be provided to the Purchaser, by or on behalf of such Selling Shareholder for purposes of enabling Purchaser, as applicable, to determine the amount to be deducted and withheld, if any, from the consideration payable to such Selling Shareholder pursuant to this Agreement under Legal Requirements is and will be accurate and complete when provided.

20

3.7 Securities Law Representations.

(a) Subject to and without derogating from Purchaser’s representations and warranties contained in ARTICLE 4 (including, without limitation, Purchaser’s representations and warranties relating to the Purchaser SEC Documents, such Selling Shareholder has acquired sufficient information about Purchaser (through the review by such Selling Shareholder of Purchaser’s reports filed with the SEC) to reach an informed and knowledgeable decision to acquire the Consideration Securities. Such Selling Shareholder is acquiring the respective Consideration Securities for such Selling Shareholder’s own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act.

(b) Such Selling Shareholder is (i) an accredited investor within the meaning of Regulation D prescribed by the SEC pursuant to the Securities Act (a “Regulation D Investor”) or (ii) not a U.S. Person as defined in Regulation S promulgated under the Act (a “Regulation S Investor”). If such Selling Shareholder is a Regulation D Investor and is U.S. Person, such Selling Shareholder also represents that: (x) Such Selling Shareholder can afford to bear the economic risk of holding the Consideration Securities for an indefinite period and can afford to suffer the complete loss of such Selling Shareholder’s investment in the Consideration Securities; (y) its knowledge and experience in financial and business matters is such that such Selling Shareholder is capable of evaluating the risks of the investment in the Consideration Securities; and (z) only to the extent that such Selling Shareholder is not an individual, it has not been organized for the purpose of acquiring the Consideration Securities and all the equity owners of such Selling Shareholder are Regulation D Investors. If such Selling Shareholder is a Regulation S Investor, such Selling Shareholder also represents that: (1) it is not a U.S. Person, (2) on the date hereof, the Regulation S Investor is outside the United States, (3) the Selling Shareholder is not acquiring the Consideration Securities for the account or benefit of any U.S. Person, (4) it will not, during the six month period starting on the date of such Selling Shareholder’s purchase and receipt of the Consideration Securities, offer or sell any of the Consideration Securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person other than in accordance with Regulation S or pursuant to an effective registration statement under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws and (5) it will, after the expiration of such six month period, offer, sell, pledge or otherwise transfer the Consideration Securities (or create or maintain any derivative position equivalent thereto) only pursuant to an effective registration statement under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws. Each Selling Shareholder has confirmed on the signature page hereto whether such Selling Shareholder is a Regulation D Investor and/or a Regulation S Investor, and such Selling Shareholder represents and warrants that the information set forth on its respective signature page is true and correct.

(c) Such Selling Shareholder understands that the Consideration Securities have not been registered under the Securities Act and the Consideration Securities are being issued in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the accuracy of its representations set forth herein. Moreover, such Selling Shareholder understands that Purchaser is under no obligation to register the Consideration Securities with the SEC in the United States, except as set forth in the Registration Rights Agreement.

21

(d) Such Selling Shareholder understands and agrees that the Consideration Securities cannot be offered, resold or otherwise transferred except pursuant to (i) an effective registration statement under the Securities Act covering such offer, sale or transfer and such offer, sale or transfer is made in accordance with such registration statement, or (ii) an available exemption from registration, in which case such Selling Shareholder shall furnish Purchaser with, if reasonably requested by Purchaser, a customary representation letter, in form and substance reasonably satisfactory to Purchaser. Such Selling Shareholder hereby covenants and agrees that he, she or it will not offer, sell or otherwise transfer such Consideration Securities except in compliance with this Section 3.7 and with Applicable Law. In order to prevent any transfer from taking place in violation of this Agreement or Applicable Law, each Selling Shareholder hereby agrees that Purchaser may cause a stop transfer order to be placed with the Transfer Agent with respect to the Consideration Securities; provided, however, that such stop order shall be immediately removed on the date that such Consideration Securities no longer bear a restrictive legend in accordance with Section 1.9(a) and/or any of the circumstances requiring the removal of such restrictive legend as set forth in Section 1.9(b) have occurred (regardless of whether Purchaser caused the removal of such legend in accordance with its obligation pursuant to Section 1.9(b). Purchaser will not be required to transfer on its books any Consideration Securities that has bee3.7n sold or transferred in violation of any provision of this Agreement or Applicable Law.

(e) Each Selling Shareholder represents that such Selling Shareholder has reviewed the Purchaser’s SEC Documents and that such Selling Shareholder has such knowledge and experience in financial and business matters that such Selling Shareholder is capable of utilizing the information set forth therein, concerning Purchaser to evaluate the risk of investing in Purchaser. Each Selling Shareholder has before the Closing hereunder, been afforded the opportunity to review and is familiar with the SEC Documents and has based his decision to invest solely on the information contained therein, and the information contained within this Agreement and has not been furnished with any other literature, prospectus or other information except as included in the SEC Documents or this Agreement. Each Selling Shareholder has been given the opportunity to ask questions about Purchaser and is satisfied that any information about Purchaser have been answered to such Selling Shareholder’s satisfaction. Each Selling Shareholder understands that no U.S. federal or state agency has approved or disapproved, passed upon or endorsed the merits of the transfer of such shares set forth within this Agreement or made any finding or determination as to the fairness of such shares for investment. Without limiting the foregoing, each Selling Shareholder further acknowledges and agrees that none of Purchaser or any of its employees, affiliates, advisors, agents or other representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding Purchaser or its businesses and operations. Each Selling Shareholder hereby acknowledges that such Selling Shareholder is taking full responsibility for making their own evaluation and that such Selling Shareholder will have no claim against Purchaser, any of its employees, affiliates, advisors, agents or other representatives with respect thereto.

ARTICLE 4
Representations and Warranties of Purchaser

Purchaser represents and warrants to the Company as follows:

4.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Purchaser is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

4.2 Authority; Noncontravention.

(a) Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser enforceable against Purchaser, in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

22

(b) The execution and delivery of this Agreement by Purchaser do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require any consent, approval or waiver from any Person (A) pursuant to, (i) any provision of the Articles of Incorporation or Bylaws of Purchaser, in each case as amended to date, or (ii) any applicable Legal Requirement, (B) any Contract of Purchaser or its Affiliates any Contract applicable to any of their respective material properties or assets, or (C) any Legal Requirements applicable to Purchaser or any of their respective material properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not be material to Purchaser’s ability to consummate the Share Purchase or to perform its obligations under this Agreement.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such filings and notifications as may be required to be made by Purchaser in connection with the Share Purchase and other Transactions under applicable antitrust laws and the expiration or early termination of applicable waiting periods under applicable antitrust laws, and (ii) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not be material to Purchaser’s ability to consummate the Share Purchase or other Transactions or to perform their respective obligations under this Agreement and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

4.3 Issuance of Shares. The shares of Consideration Securities when issued by Purchaser in accordance with the terms of this Agreement, assuming the accuracy of the representations and warranties of the Company, the Selling Shareholders contained in this Agreement, will be duly issued, fully paid and nonassessable, free and clear of all preemptive or similar rights.

4.4 Capital Structure.

(a) The authorized capital stock of Purchaser consists of 975,000,000 shares of Purchaser Common Stock and 20,000,000 shares of Purchaser Preferred Stock. As of the Agreement Date and the Closing Date (prior to the Closing), (i) a total of 157,158,508 shares of Purchaser Common Stock and no shares of Purchaser Preferred Stock are issued and outstanding and (ii) except as set forth on Schedule 4.4 of the Purchaser Disclosure Letter there is no other issued and outstanding capital stock or other securities of Purchaser and no outstanding commitments or Contracts to issue any share capital or other securities of Purchaser other than pursuant to the exercise of outstanding warrants to purchase a total of 22,616,684 shares of Purchase Common Stock as of the Agreement Date. Purchaser holds no treasury shares. Purchaser has delivered to the Company a printout from its transfer agent showing the ownership of the Purchaser Common Stock. All issued and outstanding Purchaser Common Stock duly authorized, validly issued, fully paid and non-assessable and are free of any preemptive rights, rights of first refusal or “put” or “call” rights created by statute, the Articles of Incorporation or any Contract to which Purchaser is a party or by which Purchaser is bound. There is no liability for dividends accrued and unpaid by Purchaser. Except as set forth on Schedule 4.4 of the Purchaser Disclosure Letter, Purchaser is not under any obligation to register under any securities laws any Purchaser Common Stock or any other securities of Purchaser, whether currently outstanding or that may subsequently be issued.

23

(b) Other than as set forth on Schedule 2.2(a) of the Purchaser Disclosure Letter, as of the Agreement Date, no Person has any right to acquire any Purchaser Stock or other rights to purchase Purchaser Stock or other securities of Purchaser, from Purchaser.

(c) No bonds, debentures, notes or other indebtedness of Purchaser (i) granting its holder the right to vote on any matters on which shareholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of Purchaser, is issued or outstanding as of the Agreement Date (collectively, “Purchaser Voting Debt”).

4.5 Financial Statements.

(a) Purchaser has filed with the U.S. Securities and Exchange Commission (the “SEC”) its audited consolidated financial statements for each of its fiscal years ending December 31, 2014, December 31, 2013 and December 31, 2012 (including, in each case, balance sheets, statements of operations and statements of cash flows) (collectively, the “Purchaser Financial Statements”). The Financial Statements (i) are derived from and in accordance with the books and records of Purchaser, (ii) complied as to form with applicable accounting requirements with respect thereto as of their respective dates, (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other, (iv) fairly and accurately present the consolidated financial condition of Purchaser at the dates therein indicated and the consolidated results of operations and cash flows of Purchaser for the periods therein specified, and (v) are true, complete and correct.

(b) Purchaser has no Liabilities of any nature other than (i) those set forth or adequately provided for in the balance sheet included in the Purchaser Financial Statements as of December 31, 2014 (the “Purchaser Balance Sheet”), (ii) those incurred in the conduct of Purchaser’s business since December 31, 2014 (the “Purchaser Balance Sheet Date”) in accordance with Purchaser’s budget as approved by the Purchaser Board of Directors, a copy of which has been made available to Purchaser (the “Purchaser Budget”), and (iii) those incurred by Purchaser in connection with the execution of this Agreement. Except for Liabilities reflected in the Purchaser Financial Statements, Purchaser has no off balance sheet Liability of any nature to, or any financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of expenses incurred by Purchaser. Without limiting the generality of the foregoing, Purchaser has never guaranteed any debt or other obligation of any other Person. All reserves that are set forth in or reflected in Purchaser Balance Sheet have been established in accordance with GAAP consistently applied and are adequate.

4.6 Absence of Certain Changes. Since the Purchaser Balance Sheet Date, Purchaser and its Affiliates have conducted their business only in the ordinary course consistent with past practice and:

(a) there has not occurred a Material Adverse Effect on Purchaser,

(b) none of Purchaser or its Affiliates has not made or entered into any Contract or letter of intent with respect to, or otherwise effected, any acquisition, sale, license, disposition or transfer of any material asset of Purchaser or such Affiliate,

24

(c) there has not occurred any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies or establishment of reserves) by Purchaser or any revaluation by Purchaser or any of its Affiliates of any of its assets,

(d) neither Purchaser nor any of its Affiliates has made any material Tax election, prepared any Tax Returns in a manner which is materially inconsistent with the past practices of Purchaser with respect to the treatment of items on such Tax Returns, incurred any material liability for Taxes other than in the ordinary course of business consistent with past practice, filed an amended Tax Return or a claim for refund of Taxes with respect to the income, operations or property of Purchaser, or settled any claim relating to Taxes,

(e) there has not occurred any declaration, setting aside, or payment of a dividend or other distribution with respect to any securities of Purchaser, or any direct or indirect redemption, purchase or other acquisition by Purchaser of any of its securities, or any change in any rights, preferences, privileges or restrictions of any of its outstanding securities,

(f) none of Purchaser or any of its Affiliates has entered into, amended, renewed or terminated any Material Contract, and there has not occurred any default or breach under any Material Contract to which Purchaser or any of its Affiliates is a party or by which it is, or any of its assets and properties are, bound,

(g) there has not occurred any amendment or change to the Articles of Incorporation, By-Laws or other equivalent organizational or governing documents of Purchaser or any of its Affiliates,

(h) there has not occurred any increase in or modification of the compensation or benefits payable or to become payable by Purchaser or any of its Affiliates to any of its directors, officers, employees or consultants, any adoption or modification of any employee benefit plan or any new loans or advances or extension of existing loans or advances to any such Persons (other than routine expense advances to employees of Purchase or any Affiliate of Purchaser consistent with past practice), and neither Purchaser nor any of its Affiliates has entered into any Contract to grant or provide (nor has granted any) severance, acceleration of vesting or other similar benefits to any such Persons,

(i) there has not occurred the execution of any Contracts or the extension of the term of any existing Contract with any Person in the employ or service of Purchaser or any of its Affiliates,

(j) there has not occurred any change in title, office or position, or material reduction in the responsibilities of, or change in identity with respect to the management, supervisory or other key personnel of Purchaser or any of its Affiliates, any termination of employment of any such employees, or any labor dispute or claim of unfair labor practices involving Purchaser or any of its Affiliates,

(k) None of Purchaser or any of its Affiliates has incurred, created or assumed any Encumbrance (other than a Permitted Encumbrance) on any of its assets or properties, any Liability for borrowed money or any Liability as guarantor or surety with respect to the obligations of any other Person,

(l) there has been no material damage, destruction or loss, whether or not covered by insurance, affecting the assets, properties or business of Purchaser or any of its Affiliates,

25

(m) The Purchaser has not sold, disposed of, transferred or licensed to any Person any rights to any Purchaser-Owned IP Rights,

(n) there has been no application by Purchaser or any of its Affiliates for or receipt of a Government Grant, and

(o) there has not occurred any announcement of, any negotiation by or any entry into any Contract by Purchaser or any of its Affiliates to do any of the things described in the preceding clauses (a) through (n) (other than negotiations and agreements with the Company, the Selling Shareholders and their representatives regarding the transactions contemplated by this Agreement).

4.7 Litigation. There is no private or governmental action, suit, proceeding, claim (including any claim for injury by participants in clinical studies), mediation, arbitration or investigation pending before any Governmental Entity (a “Legal Proceeding”), or threatened against Purchaser or any of its Affiliates or any of their assets or properties or any of their directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with Purchaser or such Affiliate), nor, to the knowledge of Purchaser, is there any reasonable basis for any such action, suit, proceeding, claim, mediation, arbitration or investigation, except as disclosed to Company. There is no judgment, decree, injunction or order against Purchaser or any of its Affiliates, any of their assets or properties, or, to the knowledge of Purchaser, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with Purchaser). To the knowledge of Purchaser, there is no reasonable basis for any Person to assert a claim against Purchaser based upon Purchaser entering into this Agreement or any of the other transactions or agreements contemplated hereby. None of Purchaser or any of its Affiliates has any Legal Proceeding pending against any other Person.

4.8 Restrictions on Business Activities. There is no Contract, judgment, injunction, order or decree binding upon Purchaser or any of its Affiliates that has or would reasonably be expected to have, whether before or after consummation of the Share Purchase, the effect of prohibiting, restricting or impairing any current or presently proposed business practice of Purchaser, any acquisition of property by Purchaser or the conduct or operation of the Business or limiting the freedom of Purchaser or any of its Affiliates to engage in any line of business, to sell, license or otherwise distribute services or Purchaser Product in any market or geographic area, or to compete with any Person.

4.9 Compliance with Laws; Governmental Permits.

(a) Each of Purchaser and its Affiliates has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any material Legal Requirement with respect to the conduct of its business, or the ownership or operation of its business. No event has occurred, and no condition or circumstance exists, that will (with or without notice or lapse of time) constitute or result in a material violation by Purchaser or any of its Affiliates of, or a failure on the part of Purchaser or any of its Affiliates to comply with, any material Legal Requirement.

(b) Each Purchaser and its Affiliates has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Purchaser or such Affiliate currently operates or holds any interest in any of its assets or properties or (ii) that is required for the operation of the Purchaser’s business or the holding of any such interest (all of the foregoing consents, licenses, permits, grants, and other authorizations, collectively, the “Purchaser Authorizations”), and all of Purchaser Authorizations are in full force and effect, except if the failure to so obtain would not have a Material Adverse Effect. None of Purchaser or any of its Affiliates has received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of law or any Purchaser Authorization or any failure to comply with any term or requirement of any Purchaser Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Purchaser Authorization, and to the knowledge of Purchaser, no such notice or other communication is forthcoming, other than with respect to violations which would not have a Material Adverse Effect. Each of Purchaser and its Affiliates has complied in all material respects with all of the terms of the Purchaser Authorizations. None of the Purchaser Authorizations will be terminated or impaired, or will become terminable, in whole or in part, as a result of the consummation of the transactions contemplated by this Agreement.

26

4.10 Title to, Condition and Sufficiency of Assets.

(a) Each of Purchaser and its Affiliates has good and valid title to, or valid leasehold interests in, all of its properties, and interests in properties and assets, real and personal, reflected on the Purchaser Balance Sheet or acquired after Purchaser Balance Sheet Date (except properties and assets, or interests in properties and assets, sold or otherwise disposed of since the Purchaser Balance Sheet Date in the ordinary course of business consistent with past practice or assets that are otherwise not material to its business), or, with respect to leased properties and assets, valid leasehold interests in such properties and assets that afford Purchaser valid leasehold possession of the properties and assets that are the subject of such leases, in each case, free and clear of all Encumbrances, except (i) Permitted Encumbrances incurred in the ordinary course of business consistent with past practice for obligations not past due, (ii) such imperfections of title and non-monetary Encumbrances as do not and will not detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise impair business operations involving such properties, and (iii) liens securing indebtedness that is reflected on the Purchaser Balance Sheet. The plant, property and equipment of Purchaser that are used in the operations of their its businesses are (i) in good operating condition and repair, subject to normal wear and tear and (ii) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, consistent with past practice. Schedule 4.10(a) of the Purchaser Disclosure Letter identifies each parcel of real property leased by Purchaser. Purchaser has adequate rights of ingress and egress into any real property used in the operation of their respective businesses. None of Purchaser or its Affiliates owns any real property.

(b) The assets owned by Purchaser (i) constitute all of the assets that are necessary for Purchaser to conduct, operate and continue the business of Purchaser as such business is currently conducted and as currently proposed to be conducted by Purchaser and to sell and otherwise enjoy full rights to exploitation of its assets, and (ii) constitute all of the assets that are used in the business of Purchaser and its Affiliates as such business is currently conducted, without (A) the need for Purchaser to acquire or license any other asset, property or Intellectual Property, or (B) the breach or violation of any Contract.

4.11 Intellectual Property Rights.

(a) Purchaser and its Affiliates (i) own or (ii) have the valid right or license to all Purchaser IP Rights. The Purchaser IP Rights are sufficient for the conduct of the business of Purchaser and its Affiliates as currently conducted and as currently proposed to be conducted by Purchaser and its Affiliates.

(b) None of Purchaser or its Affiliates has transferred ownership of any Intellectual Property that is or was Purchaser-Owned IP Rights, to any third party, or knowingly permitted Purchaser’s rights in any Intellectual Property that is or was Purchaser-Owned IP Rights to enter the public domain or, with respect to any Intellectual Property for which Purchaser or any of its Affiliates has submitted an application or obtained a registration, lapse (other than through the expiration of registered Intellectual Property at the end of its maximum statutory term).

27

(c) Purchaser and its Affiliates own and have good and exclusive title to each item of Purchaser-Owned IP Rights and each item of Purchaser Registered Intellectual Property, free and clear of any Encumbrances (other than Permitted Encumbrances). The right, license and interest of Purchaser and its Affiliates in and to all Third Party Intellectual Property Rights licensed by Purchaser or an Affiliate from a third party are free and clear of all Encumbrances (excluding restrictions contained in the applicable written license agreements with such third parties and Permitted Encumbrances).

(d) Neither the execution and delivery or effectiveness of this Agreement nor the performance of Purchaser’s obligations under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Purchaser-Owned IP Right, or impair the right of Purchaser and its Affiliates or acquiror to use, possess, sell or license any Purchaser-Owned IP Right or portion thereof.

(e) Schedule 4.11(e) of the Purchaser Disclosure Letter sets forth a true, correct and complete list as of the Agreement Date of all Purchaser Registered Intellectual Property, including the owner(s) of each such item of Purchaser Registered Intellectual Property and the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made.

(f) There are no royalties, honoraria, fees or other payments payable by Purchaser or any of its Affiliates to any Person (other than (i) one time, lump-sum fees payable for end-user licenses to generally commercially available software and (ii) salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any Purchaser IP Rights by Purchaser or any of its Affiliates.

(g) To the knowledge of Purchaser, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Purchaser-Owned IP Rights, by any third party, including any employee or former employee of Purchaser or any Affiliate. Neither Purchaser nor any Affiliate has brought any action, suit or proceeding for infringement or misappropriation of any Intellectual Property or breach of any Purchaser IP Rights Agreement. Neither Purchaser nor any of its Affiliates has entered into any Contract granting any Person the right to bring infringement, or misappropriation actions with respect to, or otherwise to enforce rights with respect to, any of Purchaser-Owned IP Rights.

(h) Neither Purchaser nor any Affiliate has been sued in any suit, action or proceeding (or received any written notice or, to the knowledge of Purchaser, threat) which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Rights or which contests the validity, ownership or right of Purchaser or any Affiliate to own or exercise any Intellectual Property right and to Purchaser’s knowledge no grounds exist for any such suit, action or proceeding. Neither Purchaser nor any Affiliate has received any written communication that involves an offer to license or grant any other rights or immunities under any Third Party Intellectual Property Rights.

28

(i) None of Purchaser or any Affiliates has a Liability for infringement or misappropriation of Third Party Intellectual Property Rights or for unfair competition or unfair trade practices under the laws of any jurisdiction. To the knowledge of the Purchaser, the operation of the business of Purchaser and its Affiliates as such business is currently conducted and as currently proposed to be conducted by Purchaser and its Affiliates has not, does not and will not infringe or misappropriate any Third Party Intellectual Property Rights and does not constitute unfair competition or unfair trade practices under the laws of any jurisdiction.

(j) Each of Purchaser and each Affiliate has secured from all Persons who independently or jointly contributed to the conception, reduction to practice, creation or development of any Purchaser-Owned IP Rights and Purchaser Registered Intellectual Property unencumbered and unrestricted exclusive ownership of, all such third party’s Intellectual Property in such contribution that Purchaser or any Affiliate does not already own by operation of law and such third party has not retained any rights or licenses with respect thereto. Without limiting the foregoing, Purchaser and each Affiliate has obtained proprietary information and invention disclosure and assignment agreements from all current and former employees and consultants of Purchaser and each Affiliate, waiving all moral rights (to the extent applicable), and waiving any right or interest in and to any royalty or other remuneration provided by local custom, administrative regulation, governmental statute or otherwise.

(k) No current or former employee, consultant or independent contractor of Purchaser or any Affiliate: (i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure (including patent disclosure), invention assignment, non-disclosure or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, Purchaser or any Affiliate or using trade secrets or proprietary information of others without permission; or (ii) has developed, created or discovered any Intellectual Property for Purchaser or any Affiliate that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights to any such Intellectual Property.

(l) Purchaser has taken commercially reasonable steps to protect and preserve the confidentiality of all confidential or non-public information included in Purchaser IP Rights, including, but not limited to, trade secrets (“Confidential Information”). All use, disclosure or appropriation of Confidential Information owned by Purchaser by or to a third party has been pursuant to the terms of a written Contract between Purchaser and such third party. All use, disclosure or appropriation of Confidential Information by Purchaser not owned by Purchaser has been pursuant to the terms of a written agreement between Purchaser and the owner of such Confidential Information, or is otherwise lawful. All current and former employees and consultants of Purchaser having access to Confidential Information or proprietary information of any of their respective customers or business partners have executed and delivered to Purchaser an agreement regarding the protection of such Confidential Information or proprietary information (in the case of proprietary information of Purchaser’s customers and business partners, to the extent required by such customers and business partners).

(m) Purchaser has complied with all applicable Legal Requirements and internal privacy policies relating to the use, collection, storage, disclosure and transfer of any personally identifiable information collected by Purchaser. Purchaser has not received a complaint regarding Purchaser’s collection, use or disclosure of personally identifiable information.

(n) No funding from any granting agency and no government funding, facilities of a university, college, other educational institution or research center, or funding from any Person was used in the creation or development of any Purchaser-Owned IP Rights. No current or former employee, consultant or independent contractor, who was involved in, or who contributed to, the creation or development of any Purchaser-Owned IP Rights, has performed services for any Governmental Entity, a university, college, or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services used in the creation or development of the Purchaser-Owned IP Rights, or performed such services prior to the period of time during which such employee, consultant or independent contractor performed services for Purchaser such that a government, university, college or other educational institution or research center is entitled to notice or any other right or benefit in connection with any Purchaser-Owned IP Rights. Neither Purchaser nor any of its Affiliates is party to any contract, license or agreement with any Governmental Entity that grants to such Governmental Entity any right or license with respect to any Purchaser-Owned IP Rights.

29

4.12 Taxes.

(a) Each of Purchaser and its Affiliates has properly completed and filed all material Tax Returns required to be filed by them and has paid all material Taxes whether or not shown on any Tax Return. All Tax Returns are complete and accurate in all material respects and have been prepared in compliance with all applicable Legal Requirements. Purchaser has delivered to the Company correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Purchaser and its Affiliates.

(b) There is (i) no claim for Taxes being asserted against Purchaser that has resulted in a lien against the property of Purchaser or its Affiliates other than liens for Taxes not yet due and payable, (ii) no formal or informal audit or pending audit of, administrative or judicial Tax proceedings, or Tax controversy associated with, any Tax Return of Purchaser or its Affiliates being conducted by a Tax Authority, (iii) no extension of any statute of limitations on the assessment of any Taxes of the Purchaser and its Affiliates currently in effect, (iv) no agreement to any extension of time for filing any Tax Return which has not been filed and (v) no power of attorney granted by or with respect to Purchaser or its Affiliates relating to Taxes that is currently in force. Neither Purchaser nor any of its Affiliates has received from any Governmental Entity any (i) notice, whether or not in written form, indicating an intent to open an audit or other review with respect to Taxes, (ii) written request for information related to Tax matters, or (iii) notice, whether or not in written form, of deficiency or proposed adjustment for any amount of Tax.

(c) No claim has ever been made by any Governmental Entity in a jurisdiction where Purchaser or any of its Affiliates does not file Tax Returns that Purchaser is or may be subject to taxation by that jurisdiction.

(d) Purchaser and its Affiliates have timely reported, withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, equity interest holder, or other third party.

(e) There is no limitation on the utilization by Purchaser and its Affiliates of net operating losses, built-in losses, Tax credits, or similar items under any other Legal Requirements in any jurisdiction.

30

4.13 Employee Benefit Plans and Employee Matters. The Company does not have any Employee Programs other than the Company’s 2014 Equity Incentive Plan. For the purposes of this Section 4.13, “Employee Program” means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;

4.14 Interested Party Transactions. None of the officers and directors of Purchaser and, to the knowledge of Purchaser, none of the employees or shareholders of Purchaser, nor any immediate family member of an officer, director, employee or shareholder of Purchaser or any of its Affiliates, has any direct or indirect ownership, participation, royalty or other interest in, or is an officer, director, employee of or consultant or contractor for any firm, partnership, entity or corporation that competes with, or does business with, or has any contractual arrangement with, Purchaser or any of its Affiliates (except with respect to any interest in less than 5% of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or shareholders or any member of their immediate families, is a party to, or to the knowledge of Purchaser, otherwise directly or indirectly interested in, any Contract to which Purchaser or any of its Affiliates is a party or by which Purchaser or any of its Affiliates or any of its assets or properties may be bound or affected, except for normal compensation for services as an officer, director or employee thereof. To the knowledge of Purchaser, none of said officers, directors, employees, shareholders or immediate family members has any interest in any property, real or personal, tangible or intangible (including any Intellectual Property) that is used in, or that relates to, the business of Purchaser and its Affiliates, except for the rights of shareholders under applicable Legal Requirements.

4.15 Insurance. Purchaser maintains the policies of insurance and bonds set forth in Schedule 2.14 of Purchaser Disclosure Letter, including all legally required workers’ compensation insurance and errors and omissions, casualty, fire and general liability insurance. Purchaser has provided to Purchaser correct and complete copies of all such policies of insurance and bonds issued at the request or for the benefit of Purchaser. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and Purchaser is otherwise in compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and Purchaser has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

4.16 Books and Records. Purchaser has provided to the Company or its counsel correct and complete copies of each document that has been requested by the Company or its counsel in connection with their legal and accounting review of Purchaser (other than any such document that does not exist or is not in Purchaser’s possession or subject to its control). The minute books of Purchaser provided to the Company contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Purchaser through the date of this Agreement. The books, records and accounts of Purchaser (i) are true, correct and complete in all material respects, (ii) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (iii) are stated in reasonable detail and accurately and fairly reflect all of the transactions and dispositions of the assets and properties of Purchaser, and (iv) accurately and fairly reflect the basis for the Purchaser Financial Statements.

31

4.17 Material Contracts.

(a) Schedule 4.17 to the Purchaser Disclosure Letter, which identifies each contract by applicable subsection(s), sets forth all of the following Contracts, to which Purchaser or any of its Affiliates is a party or by which Purchaser or any of its Affiliates or its assets may be bound (each, a “Material Contract” and collectively, “Material Contracts”).

(i) all licenses, sublicenses and other Contracts pursuant to which Purchaser has (A) granted any Person any right or interest in any Purchaser IP Rights, or (B) agreed to any restriction on the right of Purchaser to use or enforce any Purchaser-Owned IP Rights or pursuant to which Purchaser agrees to encumber, transfer or sell rights in or with respect to any Purchaser-Owned IP Rights;

(ii) other than end-user licenses to generally commercially available software that have an individual acquisition cost of $1,000 or less, all licenses, sublicenses and other Contracts pursuant to which Purchaser acquired or is authorized to exercise any rights in Intellectual Property;

(iii) any Contract limiting the freedom of Purchaser or any of its Affiliates to engage or participate, or compete with any other Person, in any line of business, market, therapeutic or geographic area, or to make use of any Intellectual Property, or any Contract granting most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights and/or terms to any Person, or any Contract otherwise limiting the right of Purchaser or any of its Affiliates to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any products or services;

(iv) any Contract providing for the development of any technology or Intellectual Property, independently or jointly, by or for Purchaser or any Affiliate;

(v) Contracts to which Purchaser and any current or former employees, officers, directors of Purchaser or consultants or agent or independent contractors are parties;

(vi) partnership or joint venture Contracts with any Person;

(vii) leases from or to any Person of any real or personal property;

(viii) Contracts under which Purchaser has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Purchaser Debt or which provides for the imposition of any Encumbrance on any of its assets, tangible or intangible;

(ix) Contracts which restrict the ability of Purchaser or its Affiliates to solicit for hire or to hire any Person;

(x) stock Contracts, asset Contracts or other acquisition or divestiture Contracts entered into by Purchaser at any time since its inception;

(xi) Contracts with respect to the lending or investing of funds by Purchaser to or in any Person;

(xii) collective bargaining Contracts with any labor union;

(xiii) settlement Contracts of any nature;

(xiv) Contracts relating to Government Grants

32

(xv) Contracts not otherwise required to be disclosed by this Section 4.17, requiring payments after the date hereof to or by Purchaser of more than $100,000 over the life of the Contract unless terminable by Purchaser or its Affiliate on less than 10 days’ notice without payment or penalty; or

(xvi) Contracts which, individually or with all other Contracts with the same or affiliated parties (whether or not required to be disclosed under any of the other clauses of this Section 4.17), are material to Purchaser irrespective of amount.

(b) Purchaser has delivered to Purchaser a true and complete copy of each Material Contract (including all amendments thereto) required to be disclosed under this Section 4.17. Neither Purchaser nor, to Purchaser’s knowledge, any other party to any Material Contract, is in breach or violation of, or default under, any of the Material Contracts and no event has occurred which, with notice or lapse of time or both would constitute a breach, violation or default thereof or permit termination or modification thereof or acceleration thereunder, except for such breach, violation or default which would not have a Material Adverse Effect. Purchaser has not waived any material rights under any Material Contract. Each Material Contract is a valid agreement, binding, in full force and effect and enforceable by Purchaser in accordance with its terms, except in each case where enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Legal Requirements affecting the enforcement of creditors’ rights and (ii) general rules of equity.

4.18 Transaction Fees. Neither Purchaser nor any Affiliate of Purchaser is obligated for the payment of any fees or expenses of any investment banker, broker, advisor, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Share Purchase or any other transaction contemplated by this Agreement.

4.19 SEC Filings.

(a) Purchaser has timely filed or furnished all material forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the SEC since its registration under Section 12(g) of the Exchange Act (the “Purchaser SEC Documents”) (all of which Purchaser SEC Documents were as of the date of their respective filing date, true and correct in all material respects).

(b) Each Purchaser SEC Document (including, without limitation, any financial statements or schedules included or incorporated by reference therein), based on the Company’s knowledge, (A) as of the time it was filed, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and (B) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The appropriate officers of Purchaser have made the certifications required by the Exchange Act, and Purchaser has complied in all material respects with, the Sarbanes-Oxley Act of 2002, as applicable to it.

(c) Except as disclosed in the Purchaser SEC Documents, the Purchaser maintains adequate disclosure controls and procedures designed to provide reasonable assurance that material information required to be disclosed in the reports that Purchaser files or submit pursuant to the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to Purchaser’s management, including its chief executive officer and chief financial officer to allow timely decisions regarding required disclosure. Except as disclosed in the Purchaser SEC Documents, there are no (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect Purchaser’s ability to record, process, summarize and report financial information and (ii) fraud, or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal control over financial reporting.

33

(d) Purchaser maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Purchaser SEC Documents, as of the date hereof, Purchaser is not aware of any material deficiencies with respect to its internal control over financial reporting.

4.20 Private Placement; Securities Law.

(a) Assuming the accuracy of the Purchasers’ representations and warranties set forth this Agreement and the accuracy of the information disclosed in the Investor Questionnaires provided by the Purchasers, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers. The issuance and sale of the Securities does not contravene the rules and regulations of the Principal Trading Market.

(b) Purchaser has a class of securities registered pursuant to Section 12(g) of the Exchange Act.

(c) Purchaser has filed all the material required to be filed pursuant to Section 13(a) of the Exchange Act for a period of at least twelve months preceding the date of this Agreement.

ARTICLE 5
Conduct Prior to the Closing

5.1 Conduct of Business of the Company and Purchaser. During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Closing:

(a) each of the Company and Purchaser shall conduct its business solely in the usual, regular and ordinary course in substantially the same manner as heretofore conducted (except to the extent expressly provided otherwise in this Agreement or, with respect to the Company, as consented to in writing by Purchaser and, with respect to Purchaser, as consented to in writing by the Company) and in compliance with all applicable Legal Requirements;

(b) except as otherwise agreed between the Company and Purchaser, each of the Company and Purchaser shall (A) pay all of its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, (B) pay or perform its other obligations when due, (C) use commercially reasonable efforts consistent with past practice and policies to collect accounts receivable when due and not extend credit outside of the ordinary course of business consistent with past practices, and (D) use its commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with suppliers, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing;

34

(c) the Company shall promptly notify Purchaser, and Purchaser shall promptly notify Company, of any change, occurrence or event not in the ordinary course of its business, or of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to be materially adverse to the Company or Purchaser, as applicable, taken together or cause any of the conditions to closing set forth in ARTICLE 7 not to be satisfied;

(d) each of the Company and Purchaser shall assure that each of its Contracts (other than with Purchaser or the Company, as applicable) entered into after the Agreement Date will not require the procurement of any consent, waiver or novation or provide for any change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Share Purchase or other Transactions, and shall give reasonable advance notice to Purchaser or the Company, as applicable, prior to allowing any Material Contract or right thereunder to lapse or terminate by its terms; and

(e) each of the Company and Purchaser shall maintain each of its leased premises in accordance with the terms of the applicable lease.

5.2 Restrictions on Conduct of Business of the Company and Purchaser. Without limiting the generality or effect of the provisions of Section 5.1, except as set forth on Schedule 5.2 of the Company Disclosure Letter, during the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Closing, neither the Company nor Purchaser shall do, cause or permit any of the following (except to the extent expressly provided otherwise in this Agreement or as consented to in writing by Purchaser with respect to the Company and the Company with respect to Purchaser):

(a) Charter Documents. Other than Purchaser’s filing the Certificate of Designations with the State of Nevada and amending the By-Laws of the Purchaser in accordance with Section 6.8, cause or permit any amendments to its Articles of Association, Articles of Incorporation, By-Laws or equivalent organizational or governing documents;

(b) Dividends; Changes in Share Capital or Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its share capital or capital stock, or split, combine or reclassify any of its share capital or capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for share capital, or repurchase or otherwise acquire, directly or indirectly, any shares capital except from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service;

(c) Material Contracts. Enter into any Contract that would constitute a Material Contract, other material Contract or a Contract requiring a novation or consent in connection with the Share Purchase, or violate, terminate, amend, or otherwise modify (including by entering into a new Contract with such party or otherwise) or waive any of the terms of any of its Material Contracts;

35

(d) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, in the case of the Company, any Company Voting Debt or any Company Shares or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue any such shares or other convertible securities, other than the issuance of Company Shares pursuant to the exercise of Company Options that are outstanding as of the Agreement Date and, in the case of Purchaser, and Purchaser Common Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue any such shares or other convertible securities; provided however that this section shall not apply to the issuance of Purchaser Common Stock issuable upon the exercise of currently outstanding warrants.

(e) Employees; Consultants; Independent Contractors. (i) Hire any additional officers or other employees, or any consultants or independent contractors, (ii) terminate the employment, change the title, office or position, or materially reduce the responsibilities of any management, supervisory or other key personnel of the Company or Purchaser, as applicable, (iii) enter into, amend or extend the term of any employment or consulting agreement with any officer, employee, consultant or independent contractor, or (iv) enter into any Contract with a labor union or collective bargaining agreement (unless required by applicable Legal Requirements);

(f) Loans and Investments. Make any loans or advances (other than routine expense advances to employees of the Company consistent with past practice) to, or any investments in or capital contributions to, any Person, or forgive or discharge (in excess of $50,000) in whole or in part any outstanding loans or advances, or prepay any indebtedness for borrowed money;

(g) Intellectual Property. Transfer or license from any Person any rights to any Intellectual Property, or transfer or license to any Person any rights to any Company Intellectual Property or Purchaser Intellectual Property;

(h) Patents. Take any action regarding a patent, patent application or other Intellectual Property right, other than filing continuations for existing patent applications or completing or renewing registrations of existing patents, domain names, trademarks or service marks in the ordinary course of business;

(i) Exclusive Rights and Most Favored Party Provisions. Enter into or amend any agreement pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope with respect to the Company Product or a Purchaser Product, technology, Intellectual Property or business, or containing any non-competition covenants or other restrictions relating to Company’s or Purchaser’s business activities;

(j) Dispositions. Sell, lease, license or otherwise dispose of any of its properties or assets;

(k) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness;

(l) Leases. Enter into any operating lease requiring an annual payment in excess of $100,000;

(m) Payment of Obligations. Pay, discharge or satisfy, in excess of $50,000 (i) any Liability to any Person who is an officer, director or shareholder of the Company or Purchaser (other than compensation due for services as an officer or director), or (ii) any claim or Liability arising otherwise than in the ordinary course of business, other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Financial Statements, or defer payment of any accounts payable other than in the ordinary course of business consistent with past practice, or give any discount, accommodation or other concession other than in the ordinary course of business consistent with past practice, in order to accelerate or induce the collection of any receivable;

36

(n) Termination or Waiver. Cancel, release or waive any claims or rights held by it;

(o) Employee Benefit Plans; Pay Increases. Adopt or amend any employee or compensation benefit plan, including any stock issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, except in each case as required under applicable Legal Requirements, materially amend any deferred compensation plan, pay any special bonus or special remuneration to any employee or non-employee director or consultant or increase the salaries, wage rates or fees of its employees or consultants (other than pursuant to preexisting plans, policies or Contracts which have been disclosed to Purchaser or the Company, as applicable, and are set forth on Schedule 5.2(o) of the Company Disclosure Letter or included in the Purchaser SEC Filings);

(p) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, or enter into any Contract with respect to a joint venture, strategic alliance or partnership;

(q) Taxes. Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any federal, state, or foreign income Tax Return or any other material Tax Return, file any amendment to a federal, state, or foreign income Tax Return or any other material Tax Return, enter into any Tax sharing or similar agreement or closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption or other action would have the effect of increasing the Tax liability of the Company or Purchaser for any period ending after the Closing Date or decreasing any Tax attribute of the Company existing on the Closing Date, or apply for or receive a Tax ruling from the ITA on its behalf of the Company, or any shareholder of the Company, other than as expressly provided in this Agreement;

(r) Accounting. Change accounting methods or practices (including any change in depreciation or amortization policies) or revalue any of its assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the ordinary course of business);

(s) Interested Party Transactions. Enter into any Contract in which any officer, director, employee, agent or shareholder of the Company or Purchaser (or any member of their immediate families) has an interest under circumstances that, if entered immediately prior to the Agreement Date, would require that such Contract be listed on Schedule 2.16 of the Company Disclosure Letter or Schedule 4.14 of the Purchaser Disclosure Letter;

(t) Government Grants. Apply for or receive a Government Grant;

(u) Other. Take or agree in writing or otherwise to take, any of the actions described in clauses (a) through (t) in this Section 5.2, or any action which would reasonably be expected to make any of the Company’s representations or warranties contained in this Agreement untrue or incorrect (such that the condition set forth in the first sentence of Section 7.3(a) would not be satisfied) or prevent the Company from performing or cause the Company not to perform one or more covenants required hereunder to be performed by the Company (such that the condition set forth in the second sentence of Section 7.3(a) would not be satisfied).

37

ARTICLE 6
Additional Agreements

6.1 No Solicitation.

(a) From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, each Selling Shareholder, the Company and the Purchaser shall not, and shall cause each of its respective Representatives not to, directly or indirectly: (i) solicit, initiate, facilitate, support, seek, induce, entertain or encourage, or take any action to solicit, initiate, facilitate, support, seek, induce, or encourage any inquiries, announcements or communications relating to, or the making of any submission, proposal or offer that constitutes, or that would reasonably be expected to lead to, an Acquisition Proposal; (ii) enter into, participate in, maintain or continue any discussions or negotiations relating to, any Acquisition Proposal with any Person other than each other; (iii) furnish to any Person other than to each other any information that is reasonably expected to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal or take any other action regarding any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iv) accept any Acquisition Proposal or enter into any agreement, arrangement or understanding (whether written or oral) providing for the consummation of any transaction contemplated by any Acquisition Proposal or otherwise relating to any Acquisition Proposal; or (v) submit any Acquisition Proposal or any matter related thereto to the vote of their shareholders. Each Selling Shareholder, the Company and the Purchaser, shall, and shall cause each of its respective Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal, and shall promptly (and in any event within 24 hours) provide Purchaser or the Company, as applicable, with: (i) a written description of any expression of interest, inquiry, proposal or offer relating to a an Acquisition Proposal that is received by them from any Person, including in such description the identity of the Person from which such expression of interest, inquiry, proposal or offer was received (the “Other Interested Party”); and (ii) a copy of each written communication and a complete summary of each other communication transmitted on behalf of the Other Interested Party or any of the Other Interested Party’s Representatives to any of them or transmitted on behalf of any of them to the Other Interested Party or any of the Other Interested Party’s Representatives.

“Acquisition Proposal” shall mean, with respect to the Company or Purchaser, any agreement, offer, proposal or bona fide indication of interest (other than this Agreement or any other offer, proposal or indication of interest by the Company or Purchaser), or any public announcement of intention to enter into any such agreement or of (or intention to make) any offer, proposal or bona fide indication of interest, relating to, or involving: (A) any acquisition or purchase from the Company or Purchaser, or from the shareholders of the Company or Purchaser, by any Person or Group (as defined below) of more than a 10% interest in the total outstanding voting securities of the Company or Purchaser or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning 10% or more of the total outstanding voting securities of the Company or Purchaser or any merger, consolidation, business combination or similar transaction involving the Company; (B) any sale, lease, mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business consistent with past practice), acquisition, or disposition of more than 10% of the assets of the Company or Purchaser in any single transaction or series of related transactions; (C) any recapitalization or other significant corporate reorganization of the Company or Purchaser, or any extraordinary dividend, whether of cash or other property; or (D) any other transaction outside of the ordinary course of the Company’s or Purchaser’s business consistent with past practice, the consummation of which would reasonably be expected to materially impede, interfere with, prevent or delay the Share Purchase or other Transactions.

38

6.2 Confidentiality; Public Disclosure.

(a) The parties hereto acknowledge that Purchaser and the Company have previously executed a Mutual Nondisclosure Agreement, dated as of December 13, 2014 (the “Confidentiality Agreement”) which shall continue in full force and effect in accordance with its terms. The Selling Shareholders hereby agree to be bound by the terms and conditions of the Confidentiality Agreement to the same extent as though the Selling Shareholders were a party thereto. With respect to the Selling Shareholders, as used in the Confidentiality Agreement the term “Information” shall include information relating to the Share Purchase or this Agreement received by the Selling Shareholders after the Closing or relating to the period after the Closing.

(b) The Company shall not, and the Company shall cause each Company Representative not to, and Purchaser shall not, and shall cause each Purchaser Representative not to, directly or indirectly, issue any press release or other public statement relating to the terms of this Agreement or the transactions contemplated hereby, without the prior written approval of the other party, unless required by law and except as reasonably necessary for the Company or Purchaser, as the case may be, to obtain the consents and approvals of third parties contemplated by this Agreement; provided, that if either the Company, the Selling Shareholders or Purchaser is required by law to make any such disclosure, Purchaser must first provide to the Company and the Company or the Selling Shareholder must first provide to Purchaser the content of the proposed disclosure reasonably in advance of the proposed disclosure, the reasons that such disclosure is required by law and the time and place that the disclosure will be made and a right to comment thereon.

6.3 Regulatory Approvals.

(a) The Company shall, promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under applicable antitrust laws) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, whether federal, state, local or foreign, which may be reasonably required, or which Purchaser may reasonably request, in connection with the consummation of the Share Purchase and the other transactions contemplated by this Agreement. The Company shall use commercially reasonable efforts to obtain, and to cooperate with Purchaser to promptly obtain, all such authorizations, approvals and consents and shall pay any associated filing fees payable by the Company with respect to such authorizations, approvals and consents. The Company shall promptly inform Purchaser of any material communication between the Company and any Governmental Entity regarding any of the transactions contemplated hereby. If the Company or any affiliate of the Company receives any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated hereby, then the Company shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. The Company shall direct, in its sole discretion, the making of such response, but shall consider in good faith the views of Purchaser.

39

(b) Purchaser shall promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under applicable antitrust laws) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, whether foreign, federal, state, local or municipal, which may be reasonably required in connection with the consummation of the Share Purchase and the other transactions contemplated by this Agreement. Purchaser shall use commercially reasonable efforts to obtain all such authorizations, approvals and consents and shall pay any associated filing fees payable by Purchaser with respect to such authorizations, approvals and consents. Purchaser shall promptly inform the Company of any material communication between Purchaser and any Governmental Entity regarding any of the transactions contemplated hereby. If Purchaser or any affiliate of Purchaser receives any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated hereby, then Purchaser shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. Purchaser shall direct, in its sole discretion, the making of such response, but shall consider in good faith the views of the Company. Purchaser shall deliver to the Company for purpose of filing with the OCS, a signed undertaking in standard form with respect to its commitment to comply with the OCS related Laws, which shall be conditioned upon consummation of the transaction contemplated hereby.

6.4 Reasonable Efforts. Subject to the limitations set forth in Section 6.3, each of the parties hereto agrees to use its commercially reasonable efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Share Purchase and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in ARTICLE 7, and including to execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Share Purchase and the other transactions contemplated hereby.

6.5 [Reserved].

6.6 Litigation. Each of the Company and Purchaser will (i) notify the other party in writing promptly after learning of any Legal Proceeding initiated by or against it, or known by the Company or Purchaser to be threatened against such party or any of its directors, officers, employees or shareholders in their capacity as such (a “New Litigation Claim”), (ii) notify the other party of ongoing material developments in any New Litigation Claim and (iii) consult in good faith with the other party regarding the conduct of the defense of any New Litigation Claim.

6.7 Access to Information.

(a) During the period commencing on the date hereof and continuing until the earlier of the termination of this Agreement and the Closing, the Company shall afford Purchaser and its accountants, counsel and other representatives, and Purchaser shall afford the Company and its accountants, counsel and other representatives, reasonable access during business hours to (A) all of its properties, books, Contracts and records and (B) all other information concerning its business, properties and personnel as the other party may reasonably request.

(b) No information or knowledge obtained by the Company or Purchaser during the pendency of the transactions contemplated by this Agreement in any investigation pursuant to this Section 6.7 shall affect or be deemed to modify any representation, warranty, covenant, condition or obligation under this Agreement.

40

6.8 Certificate of Designations and By-Law. Prior to the Closing Date, the Purchaser shall file the Certificate of Designations for Series A Preferred Stock, in the form attached as Exhibit E (the “Certificate of Designations”), with the State of Nevada and shall amend its By-Laws in the form attached hereto as Exhibit F.

6.9 Spreadsheet. The Company shall prepare and deliver to Purchaser, a draft of the Spreadsheet not later than five Business Days prior to the Closing Date. Without limiting the generality or effect of the foregoing or the provisions of Section 6.8(a), Company shall provide to Purchaser, promptly after Purchaser’s request, copies of the documents or instruments evidencing the amounts set forth on any such draft or final certificate. The Company shall prepare and deliver to Purchaser, at or prior to the Closing, a spreadsheet (the “Spreadsheet”) in the form provided by Purchaser prior to the Closing, reasonably acceptable to Purchaser, which spreadsheet shall be dated as of the Closing Date and shall set forth all of the following information (in addition to the other required data and information specified therein), as of the Closing Date and immediately prior to the Closing: (a) the name of the Selling Shareholders and Company Option holders as of the Agreement Date and their respective addresses and where available, taxpayer identification numbers; (b) the number of Company Shares held by, or subject to the Company Options held by, such Persons and, in the case of outstanding shares, the respective certificate numbers; and (d) the calculation of the number of Purchaser Securities to be delivered to each Selling Shareholder (including whether and to what extent such Purchaser Shares will consist of Purchaser Common Stock and Purchaser Series A Preferred Stock) and the number of shares of Purchaser Common Stock to be delivered to each Company Option holder. The Spreadsheet calculations shall account for the Company Series B Preferred Shares held by the Purchaser as set forth as follows or as otherwise mutually agreed to:

Adjusted Purchaser Securities =

A = The Purchaser Securities less the Purchaser Securities issuable to the Purchaser.

B = The sum of (i) the total shares of Purchaser Common Stock and portion of the warrants as set forth in the Spreadsheet, and (ii) the Purchaser Securities.

C = B (as set forth above) less the Purchaser Securities issuable to the Purchaser.

6.10 Expenses. Whether or not the Share Purchase is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

Financial Statements. Prior to closing the Company shall provide the Purchaser with unaudited consolidated financial statements for its fiscal quarters ended June 30, 2015 and June 30, 2014 (including, in each case, balance sheets, statements of operations and statements of cash flows) (collectively, the “Updated Company Unaudited Financial Statements”). The Updated Company Unaudited Financial Statements will (i) be derived from and in accordance with the books and records of the Company, (ii) comply as to form with applicable accounting requirements with respect thereto as of their respective dates, (iii) have been prepared in accordance with GAAP, subject to audit adjustments, (iv) fairly and accurately present the consolidated financial condition of the Company at the dates therein indicated and the consolidated results of operations and cash flows of the Company for the periods therein specified, and (v) be true, complete and correct.

6.12 Corporate Matters. The Company shall at the Closing, deliver to Purchaser the minute books containing the records of all proceedings, consents, actions and meetings of the Company Board of Directors, committees of the Company Board of Directors and shareholders of the Company and the share registries, journals and other records reflecting all share issuances and transfers.

41

6.13 Tax Matters.

(a) Each of Purchaser, the Selling Shareholders and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser, the Selling Shareholders and the Company agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any Taxable period beginning before the Closing Date until expiration of the statute of limitations of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority.]

6.14 Tax Rulings. As soon as practicable following execution of this Agreement, the Company will file with the ITA applications for the following rulings.

(a) A ruling confirming that (A) the replacement of the Company Options granted in accordance with Section 102 of the ITO with shares of Purchaser Common Stock in accordance with Section 1.6 above will not result in a requirement for an immediate Israeli Tax payment and that the Israeli taxation will be deferred until the sale of the shares of Purchaser Common Stock and (B) the “lock-up period” under any “Section 102 Plan” will continue to run and will not be restarted as a result of the replacement of the Company Options with Purchaser Common Stock (the “Israeli Option Tax Ruling”).

(ii) A ruling permitting each Selling Shareholder who elects to become a party to such tax pre-ruling (the “Electing Holder”), to defer the payment of any applicable Israeli Tax with respect to any Consideration Securities that such Electing Holder will receive pursuant to this Agreement until the “Day of Sale” (as defined in Section 104H of the Tax Ordinance), of such Consideration Securities by such Electing Holder (the “Israeli 104H Tax Ruling”).

(b) The Company shall, and shall instruct its Representatives to, cooperate with Purchaser and its Israeli counsel, Representatives with respect to the application by the Company for the Israeli Option Tax Ruling and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain such ruling. Subject to the terms and conditions hereof, the parties shall use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to obtain the Israeli Option Tax Ruling, as promptly as practicable.

6.15 Registration Statement on Form S-8. Within nine months after the Closing Date, Purchaser shall prepare and file with the SEC a Registration Statement on Form S-8 to register the Assumed Options and Purchaser Common Stock issuable upon exercise of the Assumed Options, and pay all expenses incident thereto.

6.16 Directors and Officers of Purchaser after Closing. Purchaser shall take all necessary action so that, immediately following the Closing, the directors and officers of the Purchaser shall be as set forth on Schedule 6.16 of the Company Disclosure Letter.

6.17 No Shorting. Selling Shareholders may not, directly or indirectly engage in a short sale (as defined in 17 CFR 242.200) in any Purchaser Common Stock or enter into hedging or similar transactions with the Purchaser Common Stock.

6.18 Stock Incentive Plan. Prior to the Closing Date, the Company shall adopt an Incentive Compensation Plan, in the form attached hereto as Exhibit G, which shall supersede any previous incentive plan of Purchaser and provide for an aggregate number of shares of Purchaser Common Stock available for grant thereunder equal to 15% of the fully diluted capital stock of Purchaser immediately following the Closing.

42

6.19 D&O Insurance.

(a) Purchaser shall provide to the Company’s current directors and “Office Holders” (as such term is defined under the Companies Law) an insurance policy having the same terms as the terms of the insurance currently provided by Purchaser to its directors and executive officers, for a period of not less than seven (7) years after the respective Closings.

(b) On or prior to the Closing, Purchaser shall obtain directors and officers insurance with a coverage amount not less than $10,000,000 (the “D&O Insurance”).

ARTICLE 7
Conditions to the Share Purchase

7.1 Conditions to Obligations of Each Party to Effect the Share Purchase. The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Share Purchase shall be in effect, nor shall any action have been taken by any Governmental Entity seeking any of the foregoing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Share Purchase, which makes the consummation of the Share Purchase illegal.

(b) Governmental Approvals. Purchaser and the Company shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the Share Purchase and the other transactions contemplated hereby.

7.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of the Company and may be waived by the Company in writing in its sole discretion without notice or Liability to any Person):

(a) Representations, Warranties and Covenants. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). Purchaser shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(b) Receipt of Closing Deliveries. The Company shall have received each of the agreements, instruments and other documents set forth in Section 1.2(a).

43

(c) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting the conduct or operation of the business of Purchaser following the Closing shall be in effect nor shall there be pending or threatened in writing any Legal Proceeding seeking any of the foregoing or any injunction against or restraint upon the Share Purchase or the other transactions contemplated hereby.

(d) No Legal Proceedings. No Governmental Entity shall have commenced or threatened in writing to commence any Legal Proceeding challenging the Share Purchase or seeking to prohibit or limit the exercise by the Selling Shareholders of any material right pertaining to ownership of securities of the Purchaser.

(e) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect with respect to the Purchaser.

(f) No Outstanding Securities. Except as set forth in the Purchaser Disclosure Schedule other than Purchaser Common Stock issued and outstanding as of immediately prior to the Closing, there shall be no outstanding securities, warrants, options, commitments or agreements of the Company immediately prior to the Closing that purport to obligate Purchaser to issue any Purchaser Common Stock, Purchaser Options or any other securities under any circumstances.

(g) Tax Rulings. The Company shall have obtained the Israeli Option Tax Ruling and the Israeli 104H Tax Ruling.

(h) Director. The designee of the Selling Shareholders shall have been appointed to the Purchaser’s Board of Directors.

(i) D&O Insurance. The D&O Insurance shall have been obtained and be in effect.

(j) OCS. Purchaser shall have executed the standard form of the OCS undertaking and delivered it to the OCS.

7.3 Additional Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of Purchaser and may be waived by Purchaser in writing in its sole discretion without notice or Liability to any Person):

(a) Representations, Warranties and Covenants. The representations and warranties of the Company and the Selling Shareholders in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect and the representations and warranties contained in Section 2.2, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). The Company and the Selling Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Company at or prior to the Closing.

44

(b) Receipt of Closing Deliveries. Purchaser shall have received each of the agreements, instruments and other documents set forth in Section 1.2(b); provided, however, that such receipt shall not be deemed to be an agreement by Purchaser that the amounts set forth on the Spreadsheet or any of the other agreements, instruments or documents set forth in Section 1.2(b) is accurate and shall not diminish Purchaser’s remedies hereunder if any of the foregoing documents is not accurate.

(c) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Purchaser’s ownership, conduct or operation of the business of the Company following the Closing shall be in effect nor shall there be pending or threatened in writing any Legal Proceeding seeking any of the foregoing, any Antitrust Restraint or any other injunction against or restraint upon the Share Purchase or the other transactions contemplated hereby.

(d) No Legal Proceedings. No Governmental Entity shall have commenced or threatened in writing to commence any Legal Proceeding challenging the Share Purchase or seeking to prohibit or limit the exercise by Purchaser of any material right pertaining to ownership of shares of the Company.

(e) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect with respect to the Company.

(f) No Outstanding Securities. Other than Company Shares issued and outstanding as of immediately prior to the Closing, there shall be no outstanding securities, warrants, options, commitments or agreements of the Company immediately prior to the Closing that purport to obligate the Company to issue any Company Shares, Company Options or any other securities under any circumstances.

ARTICLE 8
Termination, Amendment and Waiver

8.1 Termination. At any time prior to the Closing, this Agreement may be terminated and the Share Purchase abandoned by authorized action taken by the terminating party:

(a) by mutual written consent duly authorized by the board of directors of each of the Company and Purchaser;

(b) by either Purchaser or the Company, if the Closing shall not have occurred on or before June 1, 2016 or such other date that Purchaser and the Company may agree upon in writing (the “Termination Date”); provided, further, that the right to terminate this Agreement under this clause (b) of Section 8.1 shall not be available to any party whose breach of any covenant or agreement hereunder will have been the principal cause of, or will have directly resulted in, the failure of the Closing to occur on or before the Termination Date;

(c) by either Purchaser or the Company, if any permanent injunction or other order of a Governmental Entity of competent authority preventing the consummation of the Share Purchase shall have become final and non-appealable;

(d) by Purchaser, if (i) the Company or any Selling Shareholder shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five Business Days after receipt by the Company or the Shareholders Representative of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 7.1 or Section 7.3 to be satisfied, (ii) the Company shall have breached Section 6.1 or Section 6.2, or (iii) there shall have been a Material Adverse Effect with respect to the Company; or

45

(e) by the Company, (i) if Purchaser shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five Business Days after receipt by Purchaser of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 7.1 or Section 7.2 to be satisfied, (ii) Purchaser shall have breached Section 6.1 or Section 6.2, or (iii) there shall have been a Material Adverse Effect with respect to Purchaser.

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, the Company or their respective Representatives, shareholders or affiliates thereof; provided, however, that (a) the provisions of this Section 8.2 (Effect of Termination), ARTICLE 9 (General Provisions), the provisions of paragraphs 2 and 5 of the Letter Agreement between Purchaser and the Company, dated May 11, 2015 (the “Letter Agreement”) and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement and (b) nothing herein shall relieve any party hereto from liability in connection with any breach of such party’s representations, warranties or covenansts contained herein.

8.3 Amendment. To the extent permitted by applicable Legal Requirements, Purchaser, the Company and holders of a majority of the outstanding share capital of the Company (on an as-converted basis)(the “Majority Shareholders”) may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of Purchaser, the Company and the Majority Shareholders.

8.4 Extension; Waiver. At any time at or prior to the Closing, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. At any time after the Closing, the Company, the Majority Shareholders and Purchaser may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Person contained herein. Any agreement on the part of a party hereto or the Majority Shareholders to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

46

ARTICLE 9
General Provisions

9.1 Survival of Representations and Warranties and Covenants. If the Share Purchase is consummated, the representations and warranties of the Company and the Selling Shareholders contained in this Agreement, the Company Disclosure Letter (including any exhibit or schedule to the Company Disclosure Letter) and the representations and warranties of Purchaser contained in the Agreement, the Purchaser SEC Documents, the Purchaser Disclosure Letter (including any exhibit or schedule to the Purchaser Disclosure Letter), and the other certificates contemplated hereby shall terminate at the Closing.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i) if to Purchaser:

BTCS Inc.
Attention: Charles Allen
1901 N Moore St, Suite 700
Arlington, Virginia 22209
Facsimile No.: (516) 342-4178
Telephone No.: (248) 764-1084
Email: ir@btcs.com

with a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
Attention: Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Facsimile No.: (212) 930-9700
Telephone No.: (212) 930-9725
Email: hkesner@srff.com

and

(ii) if to the Company, to:

Spondoolies Tech Ltd.
1 Leshem St.
Kiryat Gat 825801 Israel
Attention: Yuval Rozen
Facsimile No.: +972-8-964-3050-
Telephone No.: +972-8-964-6636

47

with a copy (which shall not constitute notice) to:

Meitar Liquornik Geva Leshem Tal, Law Offices
16 Abba Hillel Street
Ramat Gan 52506 Israel
Attention: Alon Sahar Adv.; David S. Glatt, Adv.
Facsimile No.: +972-3-610-3100
Telephone No.: +972-3-610-3111
Email: alons@meitar.com; dglatt@meitar.com

9.3 Interpretation. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of, or an Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper copy of the information or material referred to has been provided to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

9.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, the Schedules, including the Company Disclosure Letter, (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement and the Letter Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms, (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided herein.

9.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Purchaser may assign this Agreement to any direct or indirect wholly owned subsidiary of Purchaser without the prior consent of the Company; provided, however, that Purchaser shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

48

9.8 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

9.9 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction. The parties hereto agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the competent courts in the Tel Aviv-Jaffa, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding brought in any such court has been brought in an inconvenient forum. Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.2 shall be deemed effective service of process on such party.

9.10 Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit attached hereto, the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

[Signature Page Next]

49

IN WITNESS WHEREOF, Purchaser, the Company and the Selling Shareholders have caused this Share Purchase Agreement to be executed and delivered, all as of the date first written above.

PURCHASER:

BTCS Inc.

By:	/s/ Charles Allen
Name:	Charles Allen
Title:	CEO

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, Purchaser, the Company and the Selling Shareholders have caused this Share Purchase Agreement to be executed and delivered, all as of the date first written above.

COMPANY:

Spondoolies-Tech Ltd.

By:	/s/ Guy Corem
Name:	Guy Corem
Title:	CEO

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, Purchaser, the Company and the Selling Shareholders have caused this Share Purchase Agreement to be executed and delivered.

SELLING SHAREHOLDERS:

For entity Selling Shareholder:

Please print or type name of Selling Shareholder

Signature:

By:
Name:
Title:

For individual Selling Shareholder:

Please print or type name of Selling Shareholder

Signature:

[Signature Page to Share Purchase Agreement]

EXHIBIT A

Definitions

As used in this Agreement, the following terms shall have the meanings indicated below. Unless indicated otherwise, all mathematical calculations contemplated hereby shall be rounded to the tenth decimal place.

“Affiliate” has the meaning set forth in Rule 144 promulgated under the Securities Act.

“Agreement” shall have the meaning as set forth in the preambles to this agreement.

“Acquisition Proposal” shall have the meaning set forth in Section 6.1(a).

“Assumed Options” shall have the meaning set forth in Section 1.6(a).

“Business Day” means a day other than Friday, Saturday or Sunday.

“Certificate of Designations” shall have the meaning set forth in Section 6.8.

“Closing” shall have the meaning set forth in Section 1.1.

“Closing Date” shall have the meaning set forth in Section 1.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning as set forth in the preambles to this agreement.

“Company Authorizations” shall have the meaning set forth in Section 2.8(b).

“Company Balance Sheet” shall have the meaning set forth in Section 2.4(b).

“Company Balance Sheet Date” shall have the meaning set forth in Section 2.4(b).

“Company Board of Directors” shall have the meaning set forth in the Recitals to this agreement.

“Company Disclosure Letter” shall have the meaning set forth in ARTICLE 2.

“Company Business” means the business of the Company as currently conducted and as currently proposed to be conducted by the Company.

“Company IP Rights” means (A) any and all Intellectual Property that is licensed by the Company which Intellectual Property is used (x) in the conduct of the business of the Company as currently conducted by the Company or (y) in the design, development, manufacturing, reproduction, branding, marketing, advertising, promotion, licensing, sale, offer for sale, importation, distribution, provision and/or use of any and all Company Products as currently proposed to be conducted by the Company; and (B) Company-Owned IP Rights.

i

“Company IP Rights Agreements” means any licenses, sublicenses, and other agreements, permissions, and understandings of any kind or nature, under which the Company is (A) a licensee or otherwise is authorized to use or practice, or is otherwise granted any right or immunity with respect to, any Company IP Rights, or (B) a licensor or otherwise authorizes the use or practice of, or otherwise grants any right or immunity with respect to any Company IP Rights. Company IP Rights Agreements include any license agreements, options, settlement agreements, coexistence agreements, consent agreements, confidentiality agreements, security agreements and assignments governing Company IP Rights.

“Company Option Plan” means each stock option plan, program or arrangement of the Company, collectively, including the 2013 Israeli Share Option Plan.

“Company Optionholders” means the holders of Company Options.

“Company Options” means options to purchase Company Ordinary Shares.

“Company Ordinary Shares” means the Ordinary Shares, nominal value of New Israeli Shekel 0.01 per share, of the Company.

“Company-Owned IP Rights” means Company IP Rights that are owned or are purportedly owned by or exclusively licensed to the Company or any of its Affiliates.

“Company Preferred Shares” mean the Company Series A Preferred Shares and the Company Series B Preferred Shares.

“Company Preferred Shareholders” means the holders of the Company Preferred Shares.

“Company Product” means digital currency servers.

“Company Registered Intellectual Property” means any (i) patents and patent applications (including provisional applications), (ii) registered trademarks and applications to register trademarks (including intent-to-use applications), (iii) registered copyrights and applications for copyright registration, (iv) domain names and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity owned by, licensed to, or filed in the name of, the Company.

“Company Series A Preferred Shares” means the Series A Preferred Shares of the Company, par value NIS 0.01 per share.

“Company Series B Preferred Shares” means the Series B Preferred Shares of the Company, par value NIS 0.01 per share.

“Company Securityholders” means the Company Shareholders and Company Optionholders, collectively.

“Company Shareholders” means the holders of outstanding Company Shares as of the Closing Date.

“Company Shares” mean the Company Ordinary Shares and the Company Preferred Shares.

“Company Voting Debt” shall have the meaning set forth in Section 2.2(d).

“Confidential Information” shall have the meaning set forth in Section 2.10(l).

ii

“Confidentiality Agreement” shall have the meaning as set forth in Section 6.2(a).

“Contract” means any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders) as of the Agreement Date or as may hereafter be in effect, including all amendments, supplements, exhibits and schedules thereto.

“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, adverse claim of title, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset, and (iv) the possession, exercise or transfer of any other attribute of ownership of any asset).

“Electing Holder” shall have the meaning as set forth in Section 6.14.

“Equity Interests” means, with respect to any Person, any capital stock of, or other ownership, membership, partnership, joint venture or equity interest in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or giving any Person any right to acquire any such capital stock or other ownership, partnership, joint venture or equity interest, in all cases, whether vested or unvested.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder.

“GAAP” shall have the meaning set forth in Section 2.4(a).

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, Taxing or other governmental or quasi-governmental authority (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Government Grant” means any pending and outstanding grants, incentives, exemptions and subsidies from the Government of the State of Israel or any Governmental Entity thereof, or from any non-Israeli Governmental Entity, granted to (or transferred to, assigned to or purchased by) the Company or any of its Affiliates.

“Group” means to or more persons acting together for the purpose of acquiring, holding, voting or disposing of any securities, which persons would be required to file a Schedule 13Dor Schedule 13G with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such persons beneficially owned a sufficient amount of such securities to require such a filing under the Exchange Act.

iii

“Intellectual Property” means any and all industrial and intellectual property rights and all rights associated therewith, throughout the world, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists, all industrial designs and any registrations and applications therefor, all trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications, and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name registrations, Internet and World Wide Web URLs or addresses, all copyrights, copyright registrations and applications therefor, all computer software, databases and data collections and all rights therein, all moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing.

“Israeli Employee” shall have the meaning as set forth in Section 2.12.

“Israeli 104H Tax Ruling” shall have the meaning as set forth in Section 6.14.

“Israeli Option Tax Ruling” shall have the meaning set forth in Section 6.14.

“ITA” shall mean the Israeli Tax Authority.

“ITO” shall mean the Israeli Income Tax Ordinance (New Version), 1961, as amended, and all rules and regulations promulgated thereunder.

“knowledge” means, with respect to any fact, circumstance, event or other matter in question, the knowledge of such fact, circumstance, event or other matter.

“Legal Requirements” means any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders, writs, injunctions, awards, judgments and decrees applicable to the Company or to any of their respective assets, properties or businesses.

“Legal Proceeding” shall have the meaning as set forth in Section 4.7.

“Letter Agreement” shall have the meaning as set forth in Section 8.2.

“Liabilities” means all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted, known or unknown, including those arising under any law, action or governmental order and those arising under any Legal Requirement, Legal Proceeding or Order of a Governmental Entity and those arising under any Contract.

“Majority Shareholders” shall have the meaning as set forth in Section 8.3.

“Material Adverse Effect” with respect to any entity means any change, event, violation, inaccuracy, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by such entity in this Agreement, is, or would reasonably likely to, (i) be or become materially adverse in relation to the near-term or longer-term condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, capitalization, employees, operations or results of operations of such entity and its subsidiaries, taken as a whole, or (ii) materially impede or delay such entity’s ability to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Legal Requirements.

iv

“Material Contract” shall have the meaning as set forth in Section 2.16.

“New Litigation Claim” shall have the meaning as set forth in Section 6.6.

“OCS” shall mean the Office of the Chief Scientist of Israeli Ministry of the Economy.

“Order” means any judgment, writ, decree, stipulation, determination, decision, award, rule, preliminary or permanent injunction, temporary restraining order or other order of any Governmental Entity.

“Other Interested Party” shall have the meaning as set forth in Section 6.1(a).

“Payment Day” shall have the meaning as set forth in Section 0.

“Permitted Encumbrances” means: (i) statutory liens for Taxes that are not yet due and payable or liens for Taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established; and (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements.

“Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture, business organization or Governmental Entity.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily quoted for trading, which, as of the date of this Agreement and the Closing Date, is the OTCQB.

“Purchaser” shall have the meaning as set forth in the preambles to this agreement.

“Purchaser Authorizations” shall have the meaning as set forth in Section 4.9(b).

“Purchaser Balance Sheet” shall have the meaning as set forth in Section 4.5(b).

“Purchaser Balance Sheet Date” shall have the meaning as set forth in Section 4.5(b).

“Purchaser Board of Directors” shall have the meaning as set forth in the Recitals to this agreement.

“Purchaser Budget” shall have the meaning as set forth in Section 4.5(b).

“Purchaser Common Stock” means the Common Stock, par value $0.001 per share, of Purchaser.

“Purchaser Disclosure Letter” shall have the meaning as set forth in Section

“Purchaser Financial Statements” shall have the meaning as set forth in Section 4.5(a).

v

“Purchaser IP Rights” means (A) any and all Intellectual Property that is licensed by the Purchaser which Intellectual Property is used (x) in the conduct of the business of the Purchaser and its Affiliates as currently conducted by the Purchaser and its Affiliates or (y) in the design, development, manufacturing, reproduction, branding, marketing, advertising, promotion, licensing, sale, offer for sale, importation, distribution, provision and/or use of any and all Purchaser Products as currently proposed to be conducted by the Purchaser and its Affiliates; and (B) Purchaser-Owned IP Rights.

“Purchaser IP Rights Agreements” means any licenses, sublicenses, and other agreements, permissions, and understandings of any kind or nature, under which the Purchaser is (A) a licensee or otherwise is authorized to use or practice, or is otherwise granted any right or immunity with respect to, any Purchaser IP Rights, or (B) a licensor or otherwise authorizes the use or practice of, or otherwise grants any right or immunity with respect to any Purchaser IP Rights. Purchaser IP Rights Agreements include any license agreements, options, settlement agreements, coexistence agreements, consent agreements, confidentiality agreements, security agreements and assignments governing Purchaser IP Rights.

“Purchaser-Owned IP Rights” means Purchaser IP Rights that are owned or are purportedly owned by or exclusively licensed to the Purchaser or any of its Affiliates.

“Purchaser Registered Intellectual Property” means any (i) patents and patent applications (including provisional applications), (ii) registered trademarks and applications to register trademarks (including intent-to-use applications), (iii) registered copyrights and applications for copyright registration, (iv) domain names and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity owned by, licensed to, or filed in the name of, the Purchaser.

“Purchaser SEC Documents” shall have the meaning as set forth in Section 4.19(a).

“Purchaser Securities” means the Purchaser Preferred Stock and Purchaser Common Stock that are to be payable to the Selling Shareholders as consideration for the Company Shares in accordance with the terms hereof.

“Purchaser Preferred Stock” means the Series A Preferred Stock, par value $0.001 per share, of Purchaser, which shall have the terms set forth on the Certificate of Designations attached hereto as Exhibit G.

“Regulation S Investor” shall have the meaning as set forth in Section 3.7(b).

“Representative” means a Person’s officers, directors, employees, agents, attorneys, accountants, advisors, investment bankers and other representatives (and in case of a partnership, also its general partners).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder.

“SEC” shall have the meaning as set forth in Section 4.5(a).

“Selling Shareholders” shall have the meaning as set forth in the preambles to this agreement.

vi

“Share Purchase” have the meaning set forth in the Recitals to this Agreement.

“Spreadsheet” shall have the meaning set forth in Section 6.9.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any Israeli and/or U.S. federal, state, local or other foreign net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever including any interest or any penalty, addition to tax, inflation linkage or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign), including the ITA (each, a “Tax Authority”), (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person

“Tax Return” means any return, statement, declaration, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes.

“Termination Date” shall have the meaning as set forth in Section 8.1(b)

“Third Party Intellectual Property Rights” means any Intellectual Property owned by a third party.

“Transactions” shall have the meaning as set forth in Section 1.1.

“Transfer Agent” means Equity Stock Transfer LLC .

’Transfer Taxes” shall have the meaning as set forth in Section 1.7.

“VAT” shall have the meaning as set forth in Section 2.11(g).

vii

EXHIBIT B

________ __, 2015

To:

The Holders (as defined in this Antidilution Undertaking)

Antidilution Undertaking

Reference is hereby made to that certain Share Purchase Agreement (the “Purchase Agreement”) dated as of September 21, 2015 by and among BTCS Inc. (the “Purchaser”), Spondoolies-Tech Ltd. (“Spondoolies”), the Holders and certain other shareholders of Spondoolies party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

In accordance with Section 1.2(a)(iii) of the Purchase Agreement, and in consideration for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, Purchaser hereby irrevocably undertakes and agrees as follows:

If at any time, Purchaser issues shares of Purchaser Common Stock in accordance with (i) the favored nation clauses included in Section 2(d) of the Subscription Agreements dated on or about January 19, 2015, or the conversion price protection clause in Section 3 of the Conversion Agreements dated February 18, 2015, or (ii) the conversion price protection clause in Section 3 of the Conversion Agreement dated March 5, 2015,or Section 2(d) of the Subscription Agreement dated on or about April 20, 2015 (such shares, the “MFN Shares”), then, concurrently with the issuance of the MFN Shares, the Purchaser shall issue an aggregate number of shares of Purchaser Common Stock to the holders listed on Schedule A hereto (the “Antidilution Shares”) equal to the MFN Shares as adjusted below (the “Adjusted MFN Shares”):

Adjusted MFN Shares =

A = The number of shares of Purchaser Common Stock (on an as converted basis) issued to the Selling Shareholders other than Purchaser.

B = The number of shares of Purchaser Common Stock (on an as converted basis) issued to all of the Selling Shareholders.

C = The number of MFN Shares.

Each share of Purchaser Common Stock (or as converted in the case of the Series A Preferred stock) held by a Holder at the time of the issuance of the Antidilution Shares on the Closing Date shall entitle such Holder to receive a pro rata share of the Antidilution Shares, determined based on the aggregate number of shares of Purchaser Common Stock or Series A Preferred Stock (as converted) held by the Holders on the Closing Date; provided however that the Purchaser as a Holder of Spondoolies shall be excluded from such distribution. In the event that any Holder sells or otherwise transfers any shares of Purchaser Common Stock, the rights of such Holder to receive Antidilution Shares with respect to such shares of Purchaser Common Stock shall be irrevocably terminated and no future holder of such shares of Purchaser Common Stock shall be entitled to the rights hereunder.

This Undertaking constitutes the full and entire understanding and agreement between Purchaser and the Holders with regard to the subject matters hereof and supersedes all prior negotiations, agreements and understandings (other than the Purchase Agreement) of Purchaser and the Holders of any nature, whether oral or written, relating thereto.

Any provision of this Undertaking may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Purchaser and the holders of a majority in interest of the Purchaser Common Stock held by the Holders (on an as converted basis); provided, that no waiver of the rights to receive Antidilution Shares may be made without the written consent of each Holder waiving such rights.

This Undertaking shall be governed by and construed under the laws of the State of Israel, without regard to the conflicts of law principles of such State, except with respect to matters that are subject to foreign securities laws and regulations, which shall be governed by such applicable laws and regulations. The Purchaser and the Holders irrevocably submit to the exclusive jurisdiction of the competent courts located in Tel Aviv-Jaffa, Israel in respect of any dispute or matter arising out of or connected with this Undertaking.

In the event that any provision of this Undertaking, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Undertaking shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Undertaking with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

- Signature page follows -

2

In Witness Whereof, the undersigned has duly signed this Antidilution Undertaking as of this ___ day of __________, 2015.

BTCS Inc.

Name:

Title:

3

SCHEDULE A

LIST OF HOLDERS

Holder	Number of Shares of Purchaser Common Stock (as converted)	Initial Percentage of Antidilution Shares

Genesis Partners IV L.P.

BRM Group Ltd.

Uri Mishol Holdings Ltd.

Yigal & Anat Jacoby

Laurent Asscher

Ehud Gelbard

Eden Shochat

Meni Rosenfeld

Eddy Shalev

Aras Family LLC (Errol Ginsberg)

Agile Inv. Group Ltd.

Olivier Janssens

Yael Maor

4

Exhibit C

Registration Rights Agreement

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●] [●], 2015, by and among BTCS Inc., a Nevada corporation (the “Company”) and the shareholders of the Company listed on Schedule A hereto (the “Holders”).

WHEREAS, the Company, Spondoolies-Tech Ltd., an Israeli company (“Spondoolies”) and the Holders have entered into that certain Share Purchase Agreement (the “Purchase Agreement”), dated as of September 21, 2015, pursuant to which the Company is acquiring all of the shares of Spondoolies from the Holders in exchange for shares of the Company’s Common Stock and shares of the Company’s Preferred Stock which are convertible into the Company’s Common Stock; and

WHEREAS, the Company has agreed to grant certain registration rights to the Holders hereunder.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Company and the Holders hereby agree as follows:

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

1.1. “Board” means the Board of Directors of the Company.

1.2. “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder; all as amended.

1.3. “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.4. “Holder(s)” means each of the holders listed on Schedule A hereto, and any of its respective permitted transferees and assigns, so long as it holds Registrable Securities.

1.5. “Holders Majority” means Holders holding at the relevant time a majority of all Registrable Securities held by all then Holders.

1.6. “Common Stock” means shares of common stock, par value $0.001 each, of the Company.

1.7. “Preferred Stock” means the Series A preferred stock of the Company.

1.8. “Prospectus” means the prospectus included in a Resale S-3, as amended or supplemented by any prospectus supplement and by all other amendments thereto and all material incorporated by reference in such prospectus.

1.9. “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.10. “Registrable Securities” means (i) any Common Stock issued at Closing to the Holders, (ii) any Common Stock issuable upon the conversion of any Preferred Stock issued at Closing to the Holders and (iii) any and all securities issued or issuable with respect to the securities described in clauses (i) and (ii) above, upon the receipt of shares pursuant to the Antidilution Undertaking by the Company in favor of certain Holders, upon any stock split, stock dividend or the like, or into which such Common Stock or Preferred Stock has been or may be converted to or exchanged into in connection with any merger, consolidation, reclassification, recapitalization or similar event; in each case, until their effective registration under the Securities Act and their resale in accordance with the registration statement in which such Registrable Securities are included or until any Holder holds less than five percent (5%) of the issued and outstanding Common Stock of the Company, including the Preferred Stock on an as-converted basis.

1.11. “SEC” means the United States Securities and Exchange Commission.

1.12. “Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder; all as amended.

1.13. Capitalized terms otherwise used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2. S-3 Registration.

2.1. S-3 Registration. As soon as practicable following the Company’s becoming eligible to file a registration statement on Form S-3, but no later than thirty (30) days thereafter, the Company shall file with the SEC a registration statement for an offering of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering on Form S-3 the resale from time to time by the Holders (the “Resale S-3”), and the Company shall use its commercially reasonable best efforts to cause such Resale S-3 to be declared effective under the Securities Act as soon as possible thereafter.

2.2. Election to Join Registration. At least fifteen (15) days prior to the filing of the Resale S-3, the Company shall notify each Holder of its intent to file the Resale S-3. Each such Holder desiring to include in the Resale S-3 all or any part of the Registrable Securities held by it shall, within ten (10) days following its receipt of the foregoing notice date, deliver to the Company a signed joinder to this Agreement in the form attached hereto specifying the number of Registrable Securities requested to be included and the other information required to set forth therein. If a Holder decides not to include all of its Registrable Securities in any registration statement to be filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement(s) as may be filed by the Company with respect to offerings of its securities, subject to the terms and conditions set forth in this Agreement.

2

3. Piggyback Registrations.

3.1. Notice of Registration. At any time and from time to time, the Company shall notify all Holders in writing at least twenty-one (21) days prior to the filing of any new registration statement for purposes of an offering of securities of the Company (but other than registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future) and will afford each such Holder requesting to be included in such registration, in accordance with this Section 3.1, an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder shall be afforded the opportunity pursuant to this Section 3.1 regardless of any contractual or other lock up arrangement that may apply to such Holder’s Registrable Securities and regardless of whether such Holder is entitled to sell its Registrable Securities in the open market pursuant to Rule 144 under the Securities Act. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fourteen (14) days after delivery of the above-described notice by the Company, so notify the Company in writing specifying the number of Registrable Securities requested to be included and, to the extent not previously done so, deliver to the Company a signed joinder to this Agreement in form attached hereto. If a Holder decides not to include all of its Registrable Securities in any registration statement to be filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement(s) as may be filed by the Company with respect to offerings of its securities, subject to the terms and conditions set forth in this Agreement. The number of occurrences of the registration pursuant to this Section3 shall be unlimited.

3.2. Underwritten Offering.

3.2.1. If the registration statement under which the Company gives notice under this Section 3.2.1 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities as part of its notice made pursuant to Section 3.1. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders, and all other holders of Company securities, proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

3.2.2. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares (including Registrable Securities) to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders pro rata based on the total number of respective Registrable Securities to be included in such registration by the Holders; and third, to any shareholder of the Company (other than a Holder) pro-rata, based on the total number of shares requested to be included in such registration by such shareholder. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

3

3.3. Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration without incurring any liability whatsoever towards any of the Holders.

4. Additional Terms of Registration.

4.1. Exclusions. The Company shall not be required to effect a registration pursuant to Section 2 (without limiting any other provisions of this Section 4 to that effect):

4.1.1. If within ten (10) days of receipt of a written request from any Holder or Holders pursuant to Section 2, the Company gives notice to such Holder or Holders of the Company’s good faith intention to file a registration statement for a public offering within forty-five (45) days, provided that the Company actually files such registration statement within such forty-five (45) days and makes reasonable good faith efforts to cause such registration statement to become effective and all applicable Holders are entitled to exercise their rights pursuant to Section 3 in connection with such registration statement;

4.1.2. During the period ending on a date one hundred eighty (180) days after the effective date of another registration statement (other than a registration statement on Form S-8);

4.1.3. If the Company shall furnish to the Holders an officer’s certificate signed by order of the Board stating that in the good faith judgment of the Board (excluding any Board members who have a personal interest in the matter), it would be seriously detrimental to the Company and its shareholders for such Resale S-3 to be effected at such time, in which event the Company shall have the right to defer the filing of the Resale S-3 for a period of not more than forty five (45) days after the Eligibility Date; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period; or

4.1.4. In any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

4

4.2. Suspension.

4.2.1. In addition to any suspension rights under subsection 4.2.2 below, upon the happening of any pending corporate development, public filing with the SEC or any other applicable federal, state governmental or similar event, that, in the good faith judgment of the Board (excluding any Board members who have a personal interest in the matter), renders it advisable to suspend the use of the Prospectus or upon the request by an underwriter in connection with an underwritten public offering of the Company’s securities, the Company may, not more than twice within a twelve-month period, for not more than forty five (45) days each, suspend use of the Prospectus on written notice to each Holder (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case each Holder shall discontinue disposition of Registrable Securities covered by the registration statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that sales of Registrable Securities under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. The suspension and notice thereof described in this Section 4.2 shall be held by each Holder in strictest confidence and shall not be disclosed by such Holder, unless required by law.

4.2.2. In the event of: (i) any request by the SEC or any other applicable federal, state or foreign governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (ii) the issuance by the SEC or any other applicable federal, state or foreign governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (iv) any event or circumstance which necessitates the making of any changes in the registration statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Holders (the “Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known). Upon receipt of such Suspension Notice, the Holders will discontinue disposition of Registrable Securities covered by the registration statement or Prospectus (a “Suspension”) until the Holders’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Holders are advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Holders. The Suspension and Suspension Notice described in this Section 4.2.2 shall be held by each Holder in strictest confidence and shall not be disclosed by such Holder, unless required by law. The required effectiveness period of any shelf registration statement filed pursuant to this Agreement shall be extended by one day for each day that such registration statement is subject to a Suspension.

5

5. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, without limitation of any other provision herein, as expeditiously as reasonably possible:

5.1. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective as soon as possible after the filing, and keep such registration statement effective until the earliest of (i) five years following effectiveness and (ii) the disposition of all Registrable Securities included in such registration statement.. In case of a registration statement pursuant to Section 2, such registration statement shall include a plan of distribution in customary form;

5.2. Prepare and file with the SEC (or any other applicable federal, state or foreign governmental authority) such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

5.3. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

5.4. Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and required by applicable law; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

5.5. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

5.6. Immediately notify each seller of Registrable Securities covered by such registration statement and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall prepare and furnish to each such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

6

5.7. Use commercially reasonable best efforts to cooperate with the sellers in the disposition of the Registrable Securities covered by such registration statement, including without limitation in the case of an underwritten offering using commercially reasonable best efforts to cause key executives of the Company and its subsidiaries to participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the judgment of such managing underwriter are appropriate for such underwritten offering;

5.8. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, and before filing any such registration statement or any other document in connection therewith, give the participating Holders of Registrable Securities and their respective counsel and accountants, at the sole cost of the participating Holders, the opportunity to (i) review any such registration statement, , and (ii) provide comments to such documents if necessary to cause the description of such Holders of Registrable Securities to be accurate; and

5.9. Otherwise use commercially reasonable best efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months after the effective date of such registration statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

6. Registration Expenses. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2 through 5, excluding Section 5.8, herein shall be borne by the Company. Registration expenses shall include all expenses incurred by the Company or incident to the Company’s performance of or compliance with this Agreement with respect to any registration in complying with Sections 2 through 4 hereof, including, without limitation, expenses incurred in connection with the preparation of a prospectus, registration and filing fees, printing fees and expenses, fees and disbursements of counsel, accountants and other advisors for the Company, taxes, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASDAQ Stock Market or any other securities exchange on which the Common Stock of the Company is then listed, fees of transfer agents or registrars and the expense of any special audits incident to or required by any such registration. Notwithstanding the foregoing, however, all underwriters’ discounts and commissions in respect of the sale of Registrable Securities shall be paid by the Holders, pro rata in accordance with the number of Registrable Securities sold in the offering.

7

7. Preconditions to Participation in Underwritten Registrations. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (i) agrees to enter into a written underwriting agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature, and (ii) provides any relevant information and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements, provided, however, that (i) the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and (ii) no such Holder shall be required to make, and the Company shall use commercially reasonable best efforts to ensure that no underwriter requires any Holder to make, any representations and warranties to, or agreements with, any underwriter in a registration effected pursuant to Sections 2 through 4hereof other than customary representations, warranties and agreements relating to such Holder’s title to Registrable Securities and authority to enter into the underwriting agreement.

8. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2 through 4 hereof:

8.1. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its affiliates, the partners, officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, its affiliates, partners, officers, or directorsfor such Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

8

8.2. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, legal counsel and accountants and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other Holder selling securities under such registration statement or any of such other Holder’s affiliates, partners, directors, officers, legal counsel and accountants or any person who controls such underwriter or other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which such indemnified parties may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by such indemnified parties in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 8.2 exceed the net proceeds from the offering received by such Holder.

8.3. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, provided further that the indemnifying party shall not be required to pay the fees of more than one counsel for all of the indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall, to the extent materially prejudicial to its ability to defend such action, relieve such indemnifying party of its liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

9

8.4. If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder; and provided further that no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

8.5. The obligations of the Company and Holders under this Section 8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

8.6. The indemnification provisions of this Section 8 shall not be in limitation of any other indemnification provisions included in any other agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall prevail.

10

9. Assignment of Registration Rights; Transfer of Registrable Securities. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to any transferee of all or part of the Registrable Securities held by such Holder, provided that (i) the transferee is a Holder or holds more than 5% of the issued and outstanding shares of Common Stock of the Company as a result of such transfer, (ii) the transferor furnishes to the Company written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned and (iii) to the extent not previously done so, the transferee delivers to the Company a signed joinder to this Agreement in the form attached hereto.

10. Rule 144 Reporting. With a view to making available to all Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

10.1. Make and keep available adequate current public information with respect to the Company, within the meaning Rule 144(c) under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public.

10.2. Furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the applicable informational requirements of Rule 144(c) under the Securities Act (or similar rule then in effect), and of the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

10.3. Comply with all other necessary filings and other requirements so as to enable the holders of Registrable Securities to sell Registrable Securities under Rule 144 under the Securities Act (or similar rule then in effect).

11. Informnation by Holders. As a condition to the inclusion of any Registrable Securities in a registration pursuant to this Agreement, the Holder of such Registrable Securities shall timely furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required for any registration, qualification or legal compliance.

12. Miscellaneous.

12.1. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Company and Holders with regard to the subject matters hereof and supersedes all prior negotiations, agreements and understandings (other than the Purchase Agreement) of the Company and the Holders of any nature, whether oral or written, relating thereto.

11

12.2. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders Majority. Any amendment or waiver effected in accordance with this Section 12.2 shall be binding upon the Company and all the Holders.

12.3. Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Israel, without regard to the conflicts of law principles of such State, except with respect to matters that are subject to foreign securities laws and regulations, which shall be governed by such applicable laws and regulations. The Company and the Holders irrevocably submit to the exclusive jurisdiction of the competent courts located in Tel Aviv-Jaffa, Israel in respect of any dispute or matter arising out of or connected with this Undertaking.

12.4. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

12.5. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

12.6. Delays or Omissions; Remedies. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

12.7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

12

if to the Company:

BTCS Inc.

Attention: Charles Allen

1901 N Moore St, Suite 700

Arlington, Virginia 22209

Facsimile No.: (516) 342-4178

Telephone No.: (248) 764-1084

Email: ir@btcs.com

with a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP

Attention: Harvey Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Facsimile No.: (212) 930-9700

Telephone No.: (212) 930-9725

Email: hkesner@srff.com

If to a Holder: to the address set forth in the Spreadsheet.

12.8. Aggregation of Shares. All Registrable Securities held by any Holder and any entity affiliated with any Holder, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, the applicability of any limitation under this Agreement, or calculating such Holder’s pro rata share. The term “affiliate” shall have the meaning assigned to it in Rule 405 under the Securities Act.

12.9. Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate five (5) years after the Closing Date.

- Signature page follows -

13

In Witness Whereof, the undersigned have duly signed this Registration Rights Agreement as of this ___ day of [_____________], 2015.

BTCS Inc.

Name:

Title:

14

HOLDERS:

By:
Name:
Title:

[______________________]

By:
Name:
Title:

_______________________

[______________________]

_______________________

[______________________]

15

SCHEDULE A

LIST OF HOLDERS

16

JOINDER TO REGISTRATION RIGHTS AGREEMENT

The undersigned hereby consents to and agrees to become a party to, be bound by and comply with all of the provisions of the Registration Rights Agreement executed by BTCS Inc. (the “Registration Rights Agreement”) and that all the Registrable Securities (as defined in the Registration Rights Agreement) held by the undersigned are and shall be subject to all of the rights, obligations and restrictions described in the Registration Rights Agreement in the same manner as if the undersigned were an original signatory thereto.

Accordingly, the undersigned has executed and delivered this Joinder to Registration Rights Agreement as of ____ day of _____, ____.

[name]

By:
Name:
Title:

Address for Notices:

Fax:
Email:

Number of Registrable Securities held: ________________

17

Exhibit D

LOCK-UP AGREEMENT

__________, 2015

BTCS Inc.
Attention: Charles Allen
1901 N Moore St, Suite 700
Arlington, Virginia 22209

Re:    Share Purchase Agreement by and among BTCS Inc., Spondoolies-Tech Ltd. and the Selling Shareholders

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to you in connection with the proposed Share Purchase Agreement (the “SPA”), by and among BTCS Inc. (the “Purchaser”), Spondoolies Tech Ltd. (the “Company”) and the Selling Shareholders, pursuant to which the Purchaser desires, subject to the terms and conditions set forth in the SPA, to purchase from each of the Selling Shareholders, severally but not jointly, all Company Shares owned by such Selling Shareholder. All capitalized terms not defined herein shall have the meanings ascribed to them in the SPA.

In order to induce the Purchaser into entering the SPA, and in light of the benefits that the Share Purchase will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Purchaser that, during the period beginning on and including the date of this Agreement through and including the earlier of (i) such time as the Purchaser has raised $15 million in equity or equity linked capital, and (ii) December 31, 2016 (the “Lock-Up Period”), the undersigned except as set forth herein, will not, without the prior written consent of the Purchaser, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any Purchaser Shares whether now owned or hereafter acquired through an ESOP by the undersigned or with respect to which the undersigned has the power of disposition (including, without limitation, Purchaser Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the “Securities Act”) (the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Purchaser Shares whether now owed acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, the Beneficially Owned Shares) (all such securities referred to in this paragraph (i) to be collectively referred to as the “Lock-Up Securities”), (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Lock-Up Securities, or (iii) engage in any short selling of the Lock-Up Securities.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The restrictions set forth in the second and third paragraphs hereof shall not apply to:

(1) if the undersigned is a natural person,

(A) any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity, educational institution or any non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986;

(B) any exercise of options or warrants to purchase Purchaser Shares, provided, that the Purchaser Shares acquired thereby shall be subject to the restrictions set forth herein;

(C) any pledges to secure loans made by the undersigned, prior to the date hereof; provided, however, the undersigned agrees that upon the repayment of any such existing loans, and the release of any such security interest on such loans, the restrictions set forth in the second and third paragraphs hereof shall apply; and

(D) any securities obtained by the undersigned after the date of this agreement in: (i) private transactions, (ii) open market purchases, (iii) participation in financing, or (iv) in connection with the waiver of salaries due and payable after the date hereof.

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4) transfers consented to, in writing by the Purchaser;

provided, however, that in the case of any transfer described in clause (1)(A), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Purchaser, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee), and (B) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Lock-Up Securities during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (1)(A) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (2) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. In addition, the restrictions sets forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to Purchaser promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Agreement is terminated in accordance with its terms. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

The undersigned acknowledges and agrees to the terms and conditions in this Lock-Up Agreement, all as of the date first written above.

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

Exhibit E

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

The undersigned, Chief Executive Officer of BTCS INC., a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on [●] [__], 2015;

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Articles of Incorporation of the Corporation, as amended, to provide by resolution or resolutions for the issuance of Twenty Million (20,000,000) shares of Preferred Stock, par value $0.001 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED:

Section 1. Designation and Authorized Shares. The Corporation shall be authorized to issue [●] (●) shares of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).

Section 2. Stated Value. Each share of Series A Preferred Stock shall have a stated value of $0.001 per share (the “Stated Value”).

Section 3. Liquidation.

(a) Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series A Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a distribution pro rata with the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), calculated as if the Series A Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive such distribution.

(b) Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.

Section 4. Voting. Except as otherwise expressly required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series A Preferred Stock are convertible into at such time, but not in excess of the conversion limitations set forth in Section 5 herein. Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

Section 5. Conversion.

(a) Conversion Right. Each holder of Series A Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series A Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to one hundred (100) shares of Common Stock for each one (1) share of Series A Preferred Stock surrendered (“Conversion Ratio”).

(b) Conversion Procedure. In order to exercise the conversion privilege under this Section 5, the holder of any shares of Series A Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series A Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice (the “Conversion Notice”, and such date of delivery of the Conversion Notice to the Corporation, the “Conversion Notice Delivery Date”). Within three (3) business days following the Conversion Notice Delivery Date, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to this Section 5 (the “Share Delivery Date”). In case of conversion under this Section 5 of only a part of the shares of Series A Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series A Preferred Stock which have not been converted, upon receipt of the original certificate or certificates representing shares of Series A Preferred Stock so converted. Until such time as the certificate or certificates representing shares of Series A Preferred Stock which have been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such shares of Series A Preferred Stock have been converted have been issued and delivered, the certificate or certificates representing the shares of Series A Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series A Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

(c) Maximum Conversion.

(i)	Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of shares of Series A Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 9.99% of all of the Common Stock issued and outstanding at such time (the “9.99% Beneficial Ownership Limitation”).

2

(ii)	For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, a holder of Series A Preferred Stock may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a holder of Series A Preferred Stock, the Corporation shall within one (1) business day confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including shares of Series A Preferred Stock, held by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported, which in any event are convertible or exercisable, as the case may be, into shares of the Corporation’s Common Stock within sixty (60) days’ of such calculation and which are not subject to a limitation on conversion or exercise analogous to the limitation contained herein. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Section 6. Other Provisions.

(a) Reservation of Common Stock. The Corporation shall, at all times, reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series A Preferred Stock from time to time outstanding.

(b) Record Holders. The Corporation and its transfer agent, if any, for the Series A Preferred Stock may deem and treat the record holder of any shares of Series A Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

Section 7. Restriction and Limitations. Except as expressly provided herein or as required by law, so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series A Preferred Stock.

Section 8. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the conversion of the Series A Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series A Preferred Stock shall receive such consideration as if such number of shares of Series A Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3

Section 9. Equal Treatment of Holders. No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of the holders of the outstanding shares of Series A Preferred Stock. For clarification purposes, this provision constitutes a separate right granted to each holder by the Corporation and negotiated separately by each holder, and is intended for the Corporation to treat all holders of the Series A Preferred Stock as a class and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of the Series A Preferred Stock or otherwise.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this [●] day of _________ 2015.

By:
Name:	Charles Allen
Title:	Chief Executive Officer

4

Exhibit F

Amendments to the By-Laws of BTCS Inc.

1.	Section 6 shall be amended and restated as follows:

(a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) any holder or group of holders of at least ten percent (10%) of the issued and outstanding shares of Common Stock of the Company (including shares of Preferred Stock which shall be considered like Common Stock for this purpose up to the number of shares of Common Stock into which such Preferred Stock may be converted at any time) or (iv) the Board of Directors or pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time, as the Board of Directors shall determine.

(b) If a special meeting is called by any person or persons other than the Board of Directors or one or more shareholders, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by tele-graphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice.

(c) To be in proper form, a request for a special meeting of shareholders submitted by one or more stockholders must, in addition to the requirements of clause (b), contain the information required of a stockholder bringing business before an annual meeting in accordance with Section 5(b) of these Bylaws. Given the expense and resource commitment of holding a special meeting, in making the decision to call a special meeting in response to stockholder requests that are repetitious or overlapping, the Board of Directors shall have discretion as to the call and purposes of a meeting and may refuse to call a meeting for a purpose identical or similar to a purpose for which a previous special meeting was held in the previous 120 days. Similarly, the Board of Directors may decline to call a special meeting when, in its judgment the purpose of the proposed meeting does not present a time sensitive issue that must be addressed before the next scheduled annual meeting.

(d) The Board of Directors shall determine the time and place of any special meeting requested under clause (b), which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.	Section 13 shall be amended to delete the words “, or by the written consent of stockholders.” and add the following sentence: “No action may be taken by written consent of the stockholders.”

3.	Section 21(e) shall be amended by adding the word “e-mail,” after the word “facsimile”.

4.	Section 25(a) (Executive Committee) shall be amended to read “[Reserved].

5.	Section 25(b) shall be amended to delete the word “Other” at the beginning of such section and in the second sentence of such section.

Exhibit G

BTCS INC.

2015 INCENTIVE COMPENSATION PLAN

BTCS Inc., an Nevada corporation (the “Company”), has adopted the BTCS Inc. 2015 Incentive Compensation Plan (the “Plan”) for the benefit of non-employee directors of the Company and officers and eligible employees and consultants of the Company and any Affiliates (as each term is defined below), as follows:

ARTICLE I.

ESTABLISHMENT; PURPOSES; AND DURATION

1.1. Establishment of the Plan. The Company hereby establishes this incentive compensation plan to be known as the “BTCS Inc. 2015 Incentive Compensation Plan,” as set forth in this document. The Plan permits the grant of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Dividend Equivalents and Cash-Based Awards. The Plan shall become effective upon the date of its adoption by the Board (the “Effective Date”), provided, that within twelve (12) months after the date the Plan is adopted by the Board, the Plan is approved by the holders of a majority of the outstanding Shares which are present and voted at a meeting of the stockholders of the Company, or by written consent in lieu of a meeting; provided further that no Award shall be exercisable or vested until such stockholder approval, and if the Plan is not so approved by the Company’s stockholders on or before the last day of such twelve (12)-month period, the Plan and any Awards previously granted shall thereupon be automatically canceled and deemed to have been null and void ab initio. The Plan shall remain in effect as provided in Section 1.3.

1.2. Purposes of the Plan. The purposes of the Plan are to provide additional incentives to non-employee directors of the Company and to those officers, employees and consultants of the Company and Affiliates, whose substantial contributions are essential to the continued growth and success of the business of the Company and the Affiliates, in order to strengthen their commitment to the Company and the Affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such non-employee directors, officers, employees and consultants with the interests of the shareholders of the Company. To accomplish such purposes, the Plan provides that the Company may grant Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Dividend Equivalents and Cash-Based Awards.

1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XV, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten (10) years from the Effective Date.

1

ARTICLE II.

DEFINITIONS

Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

2.1. “Affiliate” means (i) any Subsidiary; (ii) any Person that directly or indirectly controls, is controlled by or is under common control with the Company; and/or (iii) to the extent provided by the Committee, any Person in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

2.2. “Applicable Exchange” means the New York Stock Exchange, NASDAQ Stock Market, OTCQB or such other securities exchange as may at the applicable time be the principal market for the Shares.

2.3. “Applicable Law” means any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange or trading system on which the Shares are then traded or listed.

2.4. “Award” means, individually or collectively, a grant under the Plan of Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Cash-Based Awards, Other Stock-Based Awards and Dividend Equivalents.

2.5. “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. Subject to compliance with Applicable Law, the Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.6. “Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

2.7. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8. “Cash-Based Award” means an Award, whose value is determined by the Committee, granted to a Participant, as described in Article XI.

2.9. “Cause” means, unless otherwise provided in an Award Agreement, any of the following: (a) any fraud, embezzlement or felony or similar act by the Participant (whether or not related to Participant’s relationship with the Company or any of its Affiliates); (b) an act of moral turpitude by the Participant, or any act that causes significant injury to the reputation, business, assets, operations or business relationship of the Company or an Affiliate; (c) any breach by the Participant of an agreement between the Company or any Affiliate and the Participant, including, without limitation, breach of confidentiality, non-competition or non-solicitation covenants, or of any duty of the Participant to the Company or any Affiliate thereof; (d) in case of an Employee, performance by an Employee of any act that entitles the Company or an Affiliate (as applicable) to dismiss him without paying him any or partial severance pay in connection with such dismissal under Applicable Law; or (e) any circumstances that constitute grounds for termination for cause as defined under the Participant’s employment, consulting or service agreement with the Company or Affiliate, to the extent applicable.

2

2.10. “Change of Control” means the occurrence of any of the following:

(a) an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company) by any Person of any Voting Securities of the Company, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.10(a), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control;

(b) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) the consummation of any merger, consolidation, recapitalization or reorganization involving the Company unless:

(i) the stockholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the ultimate parent corporation resulting from such merger or consolidation or reorganization (the “Company Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, consolidation, recapitalization or reorganization; and

(ii) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of the Company Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Company Surviving Corporation; and

3

(iii) no Person, other than (A) the Company, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by the Company, the Company Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities of the Company, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company Surviving Corporation’s then outstanding Voting Securities (a transaction described in clauses (c)(i) through (c)(iii) above is referred to herein as a “Non-Control Transaction”); or

(d) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of the Company to any Person (other than (A) a transfer or distribution to a Related Entity, or (B) a transfer or distribution to the Company’s shareholders of the shares of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities of the Company as a result of the acquisition of Voting Securities of the Company by the Company which, by reducing the number of Voting Securities of the Company then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company which in either case increases the percentage of the then outstanding Voting Securities of the Company Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to occur.

Solely for purposes of this Section 2.10, (1) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (2) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Any Relative (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. None of the Company or any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Shares.

4

2.11. “Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.

2.12. “Company Surviving Corporation” has the meaning provided in Section 2.10(c)(i).

2.13. “Consultant” means a consultant, advisor or independent contractor who is a natural person and who performs services for the Company or an Affiliate in a capacity other than as an Employee or Director (or who is a personal services company that is wholly owned by such a service provider, or the equivalent thereof, as determined by the Committee in its discretion).

2.14. “Director” means any individual who is a member of the Board of Directors of the Company and/or any Affiliate.

2.15. “Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined by a medical doctor satisfactory to the Committee.

2.16. “Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Affiliate) or a sale of a division of the Company or an Affiliate.

2.17. “Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Article X.

2.18. “Effective Date” shall have the meaning ascribed to such term in Section 1.1.

2.19. “Employee” means any person designated as an employee of the Company and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company and/or an Affiliate during such period. For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 2.19 shall be considered an Employee for purposes of the Plan.

2.20. “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.21. “Fair Market Value” means, if the Shares are listed on a national securities exchange, as of any given date, the closing price for a Share on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select. If the Shares are not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in good faith.

5

2.22. “Fiscal Year” means the calendar year, or such other consecutive twelve-month period as the Committee may select.

2.23. “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article VII.

2.24. “Grant Price” means the price established at the time of grant of a SAR pursuant to Article VII, used to determine whether there is any payment due upon exercise of the SAR.

2.25. “Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

2.26. “New Employer” means, after a Change of Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

2.27. “Non-Control Acquisition” means an acquisition (whether by merger, stock purchase, asset purchase or otherwise) by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which fifty percent (50%) or more of its total value or total voting power of its Voting Securities or equity interests is owned, directly or indirectly, by the Company (a “Related Entity”); (b) the Company or any Related Entity; (c) any Person in connection with a Non-Control Transaction; or (d) any Person that owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of the Company on the Effective Date.

2.28. “Non-Control Transaction” shall have the meaning provided in Section 2.10(c)(iii).

2.29. “Non-Employee Director” means a Director who is not an Employee.

2.30. “Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.

2.31. “Option” or “Share Option” means a Share Option, as described in Article VI.

2.32. “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.33. “Other Share-Based Award” means an equity-based or equity-related Award described in Section 9.1, granted in accordance with the terms and conditions set forth in Article IX.

6

2.34. “Participant” means any eligible individual as set forth in Article V who holds one or more outstanding Awards.

2.35. “Period of Restriction” means the period of time during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, or, as applicable, the period of time within which performance is measured for purposes of determining whether such an Award has been earned, and, in the case of Restricted Stock, the transfer of Restricted Stock is limited in some way, in each case in accordance with Article VIII.

2.36. “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

2.37. “Restricted Stock” means an Award granted to a Participant pursuant to Article VIII.

2.38. “Restricted Stock Unit” means an Award, whose value is equal to a Share, granted to a Participant pursuant to Article VIII.

2.39. “Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

2.40. “SEC” means the Securities and Exchange Commission.

2.41. “Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.42. “Share” means a share of common stock, par value $0.001 each (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.3).

2.43. “Share Appreciation Right” or “SAR” means an Award, granted as a Freestanding SAR or in connection with a related Option as a Tandem SAR, designated as an SAR, pursuant to the terms of Article VII.

2.44. “Subject Person” has the meaning provided in Section 2.10.

2.45. “Subplan” means additional incentive compensation plans as may be established by the Board within the parameters and in accordance with the overall terms and provisions of the Plan as may be needed to facilitate local administration of the Plan in any jurisdiction in which the Company or an Affiliate operate in and to conform the Plan to the legal requirements of any such jurisdiction or to allow for favorable tax treatment under any applicable provision of tax law, including, without limitation, Appendix A – Israel, Appendix B – United States, enclosed hereto and other appendices that may be enclosed to this Plan.

7

2.46. “Subsidiary” means any present or future corporation which is or would be a subsidiary of the Company as determined by the Committee.

2.47. “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company and/or an Affiliate or with which the Company and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company or an Affiliate.

2.48. “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article VII.

2.49. “Termination” means the termination of the applicable Participant’s employment with, or performance of services for, the Company or any Affiliate under any circumstances, including, without limitation, termination by resignation, discharge, death, disability, and retirement. Unless otherwise determined by the Committee, a Termination shall not be considered to have occurred in the case of: (i) sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Committee; (iv) changes in status from Director to advisory director; (v) transfers between locations of the Company or between or among the Company and/or an Affiliate or Affiliates, including, whenever there was a termination of employment or service of Participant and simultaneous reemployment (or commencement of service or employment) or continuing employment or service of a Participant by the Company or any Affiliate; or (vi) if so determined by the Committee, any change in status between service as an Employee, Director or Consultant if such individual continues to perform bona fide services for the Company or an Affiliate. A Participant employed by, or performing services for, an Affiliate or a division of the Company or of an Affiliate shall be deemed to incur a Termination if, as a result of a Disaffiliation, such Affiliate or division ceases to be an Affiliate or such a division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Affiliate. The Committee shall have sole discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that, in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

2.50. “Voting Securities” shall mean, with respect to any Person that is a corporation, all outstanding voting securities of such Person entitled to vote generally in the election of the board of directors of such Person.

ARTICLE III.

ADMINISTRATION

3.1. General. The Committee shall have exclusive authority to operate, manage and administer the Plan including but not limited to authorizing and administering Subplans all in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee may not operate in respect of any matter pursuant to Applicable Law, does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence. Accordingly, in any such case described in the immediately preceding sentence, any reference to the “Committee” shall also refer to the Board.

8

3.2. Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.3. Authority of the Committee. The Committee shall have full discretionary authority to grant or, when so restricted by applicable law, recommend the Board to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(a) select Employees, Non-Employee Directors and Consultants who may receive Awards under the Plan and become Participants;

(b) determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(c) determine the sizes and types of Awards;

(d) determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

(e) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or an Affiliate;

(f) grant Substitute Awards on such terms and conditions as the Committee may prescribe;

(g) make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or an Affiliate, including whether such Termination occurs by reason of cause, disability, retirement or in connection with a Change of Control and whether a leave constitutes a Termination;

(h) determine whether a Change of Control shall have occurred;

(i) construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Subplan and Award Agreement;

9

(j) establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(k) establish and administer any performance goals in connection with any Awards, including performance criteria and applicable performance periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained;

(l) construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan, Subplan and/or any Award Agreement or any other instrument relating to any Awards;

(m) establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;

(n) make all valuation determinations relating to Awards and the payment or settlement thereof;

(o) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(p) subject to the provisions of Article XV, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares subject to any outstanding Award;

(q) at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure or facilitate compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise or to achieve favorable tax treatment for the Participant and/or the Company;

(r) offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made;

(s) determine whether, and to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

(t) establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(u) exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

10

3.4. Award Agreements. The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. Unless required by Applicable Law, an Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

3.5. Discretionary Authority; Decisions Binding. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its shareholders, any Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or employee of the Company, any director, officer or employee of an Affiliate and such attorneys, consultants and accountants as the Committee may select in its sole and absolute discretion.

3.6. Attorneys; Consultants. The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Employee, as the Committee deems necessary or appropriate. The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

3.7. Delegation of Administration. Except to the extent prohibited or restricted by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any person or persons selected by it; provided, however, that the Committee may not delegate its authority to correct defects, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this Section 3.7 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

11

ARTICLE IV.

SHARES SUBJECT TO THE PLAN

4.1. Number of Shares Available for Issuance. The shares subject to Awards granted under the Plan shall be shares of Common Stock. Such Shares subject to the Plan may be authorized and unissued Shares (which will not be subject to preemptive rights), Shares held in treasury by the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing. Subject to adjustment as provided in Section 4.3, the total number of Shares that may be issued pursuant to Awards under the Plan shall be the sum of (i) [__________] Shares; plus (ii) on January 1 of each calendar year during the term of the Plan a number of Shares equal to the lesser of: (x) [___________], (y) [3]% of the total number of Shares outstanding on December 31 of the immediately preceding calendar year, and (z) an amount determined by the Board.

4.2. Rules for Calculating Shares Issued.

(a) Shares underlying Awards that are (x) forfeited (including any Shares subject to an Award (or any such other award) that are repurchased by the Company due to failure to meet any applicable condition)), cancelled, terminated or expire unexercised, or (y) settled in cash in lieu of issuance of Shares shall be available for issuance pursuant to future Awards, to the extent that such Shares are forfeited, repurchased or not issued under any such Award.

(b) Any Shares tendered to pay the Option Price of an Option or other purchase price of an Award, or withholding tax obligations with respect to an Award, shall be available for issuance pursuant to future Awards.

(c) If any Shares subject to an Award are not delivered to a Participant because (A) such Shares are withheld to pay the Option Price or other purchase price of such Award, or withholding tax obligations with respect to such Award (or other such award) or (B) a payment upon exercise of a Stock Appreciation Right is made in Shares, the number of Shares subject to the exercised or purchased portion of any such Award that are not delivered to the Participant shall be available for issuance pursuant to future Awards.

(d) Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for issuance under the Plan.

4.3. Adjustment Provisions. Notwithstanding any other provisions of the Plan to the contrary, in the event of (a) any dividend (excluding any ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company to all holders of the Company’s outstanding Shares, or other similar corporate transaction or event (including a Change of Control) that affects the Shares, or (b) any unusual or nonrecurring events (including a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then subject to Applicable Law, the Committee shall make any such adjustments in such manner as it may deem equitable, without obtaining Participants’ consent, including any or all of the following:

12

(i) adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Option Price or Grant Price with respect to any Award or (3) any applicable performance measures;

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions (including any Period of Restriction) on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other stockholders of the Company in such event, as the Committee shall resolve), including, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Option Price or Grant Price of such Option or SAR, respectively (it is being understood that, in such event, any Option or SAR having a per share Option Price or Grant Price equal to, or in excess of, the Fair Market Value of a Share may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (or any successor pronouncement)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section 4.3 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. Any actions or determinations of the Committee under this Section 4.3 need not be uniform as to all outstanding Awards, nor treat all Participants identically. All determinations of the Committee as to adjustments, if any, under this Section 4.3 shall be conclusive and binding for all purposes.

13

4.4. No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

5.1. Eligibility. Employees, Non-Employee Directors and Consultants shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan.

5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees, Non-Employee Directors and Consultants and shall determine the nature and amount of each Award.

ARTICLE VI.

STOCK OPTIONS

6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan.

6.3. Option Price. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement provided that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.3, in the form of share options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement.

14

6.5. Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. The Committee, in its discretion, may allow a Participant to exercise an Option that has not otherwise become exercisable pursuant to the applicable Award Agreement, in which case the Shares then issued shall be Restricted Stock having a Period of Restriction analogous to the exercisability provisions of the Option. In the event that any portion of an exercisable Option is scheduled to expire or terminate pursuant to the Plan or the applicable Award Agreement (other than due to Termination of Service for Cause) and both (x) the date on which such portion of the Option is scheduled to expire or terminate falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the Option Price per Share of such portion of the Option is less than the Fair Market Value of a Share, then on the date that such portion of the Option is scheduled to expire or terminate, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a “net exercise” (as described in Section 6.6(c)) and minimum withholding taxes due (if any) upon such automatic exercise shall be satisfied by withholding of Shares (as described in Section 16.2(a)). The period of time over which a Nonqualified Stock Option may be exercised shall be automatically extended if on the scheduled expiration date or termination date (other than due to Termination of Service for Cause) of such Option the Participant’s exercise of such Option would violate an applicable law (except under circumstances described in the preceding sentence); provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date or termination date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law.

6.6. Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVI. The Option Price upon exercise of any Option shall be payable to the Company in full by certified or bank check or such other instrument as the Committee may accept. If approved by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by Applicable Law, payment of the Option Price, in full or in part, may also be made as follows:

(a) Payment may be made in the form of unrestricted and unencumbered Shares (by actual delivery of such Shares or by attestation) already owned by the Participant exercising such Option, or by such Participant and his or her spouse jointly (based on the Fair Market Value of the Shares on the date the Option is exercised), provided that such already owned Shares must have been either previously acquired by the Participant on the open market or held by the Participant for at least six (6) months at the time of exercise (or meet any such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to pay the Option Price).

15

(b) Payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or non-United States withholding taxes.

(c) Payment may be made by a “net exercise” pursuant to which the Participant instructs the Company to withhold a number of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the product of: (i) the Option Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

(d) Payment may be made by any other method approved or accepted by the Committee in its discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6.6 and satisfaction of tax obligations in accordance with Article XVI, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, or, upon the Participant’s request, Share certificates, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 18.9. Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

6.7. Rights as a Shareholder. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a stockholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

6.8. Termination of Service. Except as otherwise provided by Section 6.5 or in the applicable Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of Service of the Participant. An Option shall cease to become exercisable upon a Termination of Service of the holder thereof. Notwithstanding the foregoing provisions of this Section 6.8 to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination of Service, whether or not exercisable at the time of such Termination of Service; provided, however, that in no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement, except as otherwise provided by Section 6.5.

16

ARTICLE VII.

STOCK APPRECIATION RIGHTS

7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant an SAR (a) in connection and simultaneously with the grant of an Option (a Tandem SAR) or (b) independent of, and unrelated to, an Option (a Freestanding SAR). The Committee shall have complete discretion in determining the number of Shares to which an SAR pertains (subject to Article IV) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR.

7.2. Grant Price. The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement. The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

7.3. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7.7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised.

7.4. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement. An Agreement may provide that the period of time over which a Freestanding SAR may be exercised shall automatically be extended if on the scheduled expiration date of such SAR the Participant’s exercise of such SAR would violate an applicable law; provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such law.

7.5. Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

17

7.6. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the term of any Tandem SAR shall be the same as the related Option.

7.7. Payment of SAR Amount. An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

(b) The number of Shares with respect to which the SAR is exercised.

Notwithstanding the foregoing provisions of this Section 7.7 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of an SAR. At the discretion of the Committee, such payment upon exercise of an SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

7.8. Rights as a Stockholder. A Participant receiving an SAR shall have the rights of a Stockholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

7.9. Termination of Service. Except as otherwise provided by Section 6.5 (in the case of Tandem SARs) or in Section 7.4 (in the case of Freestanding SARs) or in the applicable Award Agreement, an SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such SAR and ending on the date of exercise of such SAR the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of Service of the Participant. A SAR shall cease to become exercisable upon a Termination of Service of the holder thereof. Notwithstanding the foregoing provisions of this Section 7.9 to the contrary, the Committee may determine in its discretion that a SAR may be exercised following any such Termination of Service, whether or not exercisable at the time of such Termination of Service; provided, however, that in no event may a SAR be exercised after the expiration date of such SAR specified in the applicable Award Agreement, except as provided in Section 6.5 (in the case of Tandem SARs) or in Section 7.4 (in the case of Freestanding SARs).

ARTICLE VIII.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1. Awards of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Awards of Restricted Stock may be made with or without the requirement of a cash payment from the Participant to whom such Award is made in exchange for, or as a condition precedent to, the completion of such Award and the issuance of Restricted Stock, and any such required cash payment shall be set forth in the applicable Award Agreement. Subject to the terms and conditions of this Article VIII and the Award Agreement, upon delivery of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Restricted Stock, pursuant to Section 8.6, the Participant shall have all of the rights of a stockholder with respect to such Shares, subject to the terms and restrictions set forth in this Article VIII or the applicable Award Agreement or as determined by the Committee.

18

8.2. Award Agreement. Each share of Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

8.3. Nontransferability of Restricted Stock. Except as provided in this Article VIII, Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

8.4. Period of Restriction and Other Restrictions. The Period of Restriction applicable to an Award of Restricted Stock or Restricted Stock Units shall lapse based on a Participant’s continuing service or employment with the Company or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement.

8.5. Delivery of Shares and Settlement of Restricted Stock Units. Upon the expiration of the Period of Restriction with respect to any Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in such Award Agreement. If applicable share certificates are held by the Secretary of the Company or an escrow holder, upon such expiration, the Company shall deliver to the Participant, his or her beneficiary or trustee (as applicable), without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Period of Restriction has expired. Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Period of Restriction with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary or trustee (as applicable), without charge, one Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its discretion, elect to (i) pay cash or part cash and part Shares in lieu of delivering only Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Shares beyond the expiration of the Period of Restriction. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of such Shares as of the date on which the Period of Restriction lapsed with respect to such Restricted Stock Units, less applicable tax withholdings in accordance with Article XVI.

8.6. Forms of Restricted Stock Awards. Each Participant who receives an Award of Restricted Stock shall be issued a share certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant or its trustee (as the case may be), which certificate or certificates shall bear an appropriate legend, and, if the Committee determines that the shares of Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant or its trustee pending expiration of the Period of Restriction, the Committee may require the Participant to additionally execute and deliver to the Company: (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) an appropriate stock power (endorsed in blank) with respect to such Restricted Stock. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant or its trustee (as the case may be) who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Stock, in accordance with this Section 8.6, shall not affect the rights of Participants as owners or beneficial owners of the Restricted Stock awarded to them, nor affect the restrictions applicable to such Shares under the Award Agreement or the Plan, including the Period of Restriction.

19

8.7. Rights as a Shareholder.

(a) Restricted Stock. Participants holding Shares of Restricted Stock shall have all rights of a shareholder as to such Shares immediately upon issuance of such Shares, subject to the terms and conditions of the Plan, the applicable Award Agreement and the Company’s Articles of Incorporation and By-Laws; provided, however, that during the Period of Restriction, the Committee may apply any restrictions to any cash dividends otherwise payable with respect to such Shares while they are so held as the Committee deems appropriate. Except as set forth in the Award Agreement and subject to Applicable Law, in the event of (A) any adjustment as provided in Section 4.3, or (B) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Shares of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as it relates to the original Shares of Restricted Stock.

(b) Restricted Stock Units. A Participant receiving Restricted Stock Units shall have the rights of a stockolder only as to Shares, if any, actually issued to such Participant upon expiration of the Period of Restriction and satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

20

8.8 Termination of Service. Except as otherwise provided in this Section 8.8, during the Period of Restriction, any Restricted Stock Units and/or Restricted Stock held by a Participant or its trustee (as applicable) that are subject to such Period of Restriction shall be forfeited and revert to the Company (or, if Shares of Restricted Stock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination or the failure to meet or satisfy any applicable performance goals, vesting terms or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Restricted Stock, then subject to the Period of Restriction, following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.

ARTICLE IX.

OTHER STOCK-BASED AWARDS

9.1. Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Stock), in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

9.2. Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

9.3. Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Shares or a combination of cash and Shares, as the Committee determines.

9.4. Rights as a Stockholder. A Participant receiving an Other Stock-Based Award shall have the rights of a stockholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

21

9.5. Termination of Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Share-Based Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

ARTICLE X.

DIVIDEND EQUIVALENTS

Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 18.5. Any Award of Dividend Equivalents may be credited as of the dividend payment dates, during the period between the grant date of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee.

ARTICLE XI.

CASH-BASED AWARDS

11.1. Grant of Cash-Based Awards. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Cash-Based Award entitles the Participant who receives such Award to receive a payment in cash upon the attainment of applicable performance goals for the applicable performance period, and/or satisfaction of other terms and conditions, in each case determined by the Committee, and which shall be set forth in the Award Agreement. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

11.2. Earning and Payment of Cash-Based Awards. Cash-Based Awards shall become earned, in whole or in part, based upon the attainment of performance goals specified by the Committee and/or the occurrence of any event or events and/or satisfaction of such terms and conditions, including a Change of Control, as the Committee shall determine, either at or after the Grant Date. The Committee shall determine the extent to which any applicable performance goals and/or other terms and conditions of a Cash-Based Award are attained or not attained following conclusion of the applicable performance period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award. Payment of earned Cash-Based Awards shall be as determined by the Committee and set forth in the Award Agreement.

22

11.3. Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain a Cash-Based Award following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

ARTICLE XII.

TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION

12.1. Transferability of Awards. Except as otherwise provided in Section 8.6 or Section 12.2 or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to any applicable Period of Restriction. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another Person, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 12.1 shall be void and unenforceable against the Company.

12.2. Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

23

ARTICLE XIII.

RIGHTS OF PARTICIPANTS

13.1. Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. The liability of the Company and any Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:

(a)	Give any Employee or Non-Employee Director the right to be retained in the service of the Company and/or an Affiliate, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(b)	Restrict in any way the right of the Company and/or an Affiliate to terminate, change or modify any Employee’s employment or any Non-Employee Director’s service as a Director at any time with or without cause;

(c)	Confer on any Consultant any right of continued relationship with the Company and/or an Affiliate, or alter any relationship between them, including any right of the Company or an Affiliate to terminate, change or modify its relationship with a Consultant;

(d)	Constitute a contract of employment or service between the Company or any Affiliate and any Employee, Non-Employee Director or Consultant, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate;

(e)	Give any Employee, Non-Employee Director or Consultant the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company and/or an Affiliate, nor be construed as limiting in any way the right of the Company and/or an Affiliate to determine, in its sole discretion, whether or not it shall pay any Employee, Non-Employee Director or Consultant bonuses, and, if so paid, the amount thereof and the manner of such payment; or

24

(f)	Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

13.2. Adoption of the Plan. The adoption of the Plan shall not be deemed to give any Employee, Non-Employee Director or Consultant or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award.

13.3. Vesting. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the time of grant shall only result from continued services as a Non-Employee Director or Consultant or continued employment, as the case may be, with the Company or any Affiliate, and/or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award, except, in each such case, as the Committee may, in its discretion, expressly determine otherwise.

13.4. No Effects on Benefits. Except as expressly provided otherwise, payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

13.5. One or More Types of Awards. A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.

ARTICLE XIV.

CHANGE OF CONTROL

14.1. Treatment of Outstanding Awards.

(a) In the event of a Change of Control, each outstanding Award shall be treated as the Committee determines, including, without limitation, (i) that each Award be honored or assumed, or equivalent rights substituted therefor, by the New Employer or (ii) that all unvested Awards will terminate upon the Change in Control. References to the Committee in this Section 14 are to the Committee as constituted prior to the Change of Control.

(b) Notwithstanding any other provisions of the Plan to the contrary, in the event that the New Employer does not honor, assume or substitute for the Award in such Change of Control (as described in Section 14.1(a)(i)) and the Committee does not terminate such Award (as described in Section 14(a)(ii)): (1)(A) the Award shall become fully exercisable (as applicable), vested and nonforfeitable; (B) any Period of Restriction applicable to the Award shall lapse; and (C) any target performance goals applicable to the Award shall be deemed to have been attained at target (100%) (unless actual performance exceeds the target, in which case actual performance shall be used) and any other terms and condition applicable to the award shall be deemed met; and (2) in the case of an Option or SAR, the Committee will notify the applicable Participant that the Option or SAR will be exercisable for a period of time determined by the Committee in its discretion, and the Option or SAR will terminate upon the expiration of such period.

25

(c) For the purposes of this Section 14, an Award shall be considered honored, assumed or substituted for if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in such transaction is not solely common equity of the New Employer, the Committee may, with the consent of the New Employer, if applicable, provide for the consideration to be received upon the exercise or payment of an Award, for each Share subject to such Award, to be solely common equity of the New Employer equal in fair market value, as determined by the Committee, to the per share consideration received by holders of Shares in such transaction. Notwithstanding anything in this Section 14 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered honor, assumed or substituted for if the Company or its successor or the New Employer modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect any successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid honoring, assumption or substitution.

14.2. No Implied Rights; Other Limitations. No Participant shall have any right to prevent the consummation of any of the acts described in Section 4.3 or this Section 14 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Section 14 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

ARTICLE XV.

AMENDMENT, MODIFICATION, AND TERMINATION

15.1. Amendment and Termination of the Plan. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise, but no such amendment, alteration, suspension or termination of the Plan shall be made which would materially impair the previously accrued rights of any Participant with respect to a previously granted Award without such Participant’s consent, except any such amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted).

26

15.2. Amendment of Awards. Subject to the immediately following sentence, the Committee may, in its sole discretion, unilaterally amend or alter the terms of any Award theretofore granted, including any Award Agreement, retroactively or otherwise, but no such amendment shall be inconsistent with the terms and conditions of the Plan or materially impair the previously accrued rights of the Participant to whom such Award was granted with respect to such Award without his or her consent, except such an amendment made to cause the Plan or such Award to recognize differences in local law, tax policy, customs, stock exchange rules or accounting principles.

ARTICLE XVI.

TAX WITHHOLDING AND OTHER TAX MATTERS

16.1. Tax Withholding. The Company and/or any Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or satisfactory arrangements (as determined by the Committee in its discretion), and the Company and the Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, whether or not under the Plan.

16.2. Withholding or Tendering Shares. Without limiting the generality of Section 16.1, subject to compliance with Applicable Law, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required withholding obligations using the minimum statutory withholding rates for tax purposes, including payroll taxes, that are applicable to such taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Shares or otherwise.

16.3. Restrictions. The satisfaction of tax obligations pursuant to this Article XVI shall be subject to such restrictions as the Committee may impose, including any restrictions required by Applicable Law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such Applicable Laws.

27

16.4. No Guarantee of Favorable Tax Treatment. The Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under any provision of any applicable law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

ARTICLE XVII.

LIMITS OF LIABILITY; INDEMNIFICATION

17.1. Limits of Liability.

(a) Any liability of the Company or an Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b) None of the Company, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(c) Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d) The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

17.2. Indemnification. Subject to the requirements of applicable law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article III, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

28

ARTICLE XVIII.

MISCELLANEOUS

18.1. Drafting Context. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

18.2. Forfeiture / Clawback. The Committee may, in its discretion, specify in an Award Agreement or a policy that will be deemed incorporated into an Award Agreement by reference (regardless of whether such policy is established before or after the date of such Award Agreement), that a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, rescission or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, restrictions or performance conditions of an Award. Such events may include, but shall not be limited to, Termination with or without cause, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

18.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.4. Exercise and Payment of Awards. An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Article XVI, in accordance with the Plan and such Participant’s Award Agreement.

18.5. Deferrals. Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may defer on an elective or mandatory basis receipt of all or a portion of the cash or Shares subject to an Award on such terms and conditions as the Committee shall determine, including those of any deferred compensation plan of the Company or any Affiliate specified by the Committee for such purpose.

29

18.6. Loans. The Company may, in the discretion of the Committee, extend one or more loans to Participants in connection with the exercise or receipt of an Award granted to any such Participant; provided, however, that the Company shall not extend loans to any Participant if prohibited by Applicable Law or the rules of any stock exchange or quotation system on which the Company’s securities are listed. The terms and conditions of any such loan shall be established by the Committee.

18.7. No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Affiliate, or prevent or limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

18.8. Section 16 of Exchange Act. The provisions and operation of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act. Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.

18.9. Requirements of Law; Limitations on Awards.

(a) The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(c) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Affiliate.

30

(d) Upon termination of any period of suspension under this Section 18.9, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(e) The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f) An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements under the Company’s Articles of Incorporation or By-Laws and/or as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

18.10. Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

18.11. Governing Law. The Plan, all determinations made and actions taken pursuant hereto and, except as provided below or in an applicable subplan, each Award Agreement to a Participant shall be governed by the laws of the State of Nevada, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the competent courts of the State of Nevada, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

18.12. Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

31

18.13. Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.

18.14. Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

18.15. No Fractional Shares. An Option or other Award shall not be exercisable with respect to a fractional Share or the lesser of fifty (50) shares or the full number of Shares then subject to the Option or other Award. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award and any such fractions shall be rounded to the nearest whole number.

18.16. Right of Offset. The Company and any Affiliate shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or any Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or any Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

18.17. Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply or facilitate compliance with the laws or practices, avoid onerous regulatory filings or other compliance requirements, avoid tax consequences or achieve favorable tax treatment for Participants, the Company or an Affiliate, in countries in which the Company and/or any Affiliate operates or has Employees, Non-Employee Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates shall be covered by the Plan;

(b)	Determine which Employees, Non-Employee Directors and/or Consultants are eligible to participate in the Plan;

(c)	Grant Awards (including substitutes for Awards), and modify the terms and conditions of any Awards, on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate, or otherwise to comply with applicable laws or conform to applicable requirements or practices of the applicable jurisdictions;

32

(d)	Establish Subplans or supplements to or alternative versions of the Plan, Awards, or Award Agreements, or alternative methods of exercise, forms of payment or settlement, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles, foreign exchange rules, or customs of, foreign jurisdictions whose citizens or residents may be granted Awards. The Committee may impose any limitations and restrictions that it deems necessary to comply with the laws of such foreign jurisdictions and modify the terms and conditions of any Award granted to Participants outside the United States. Any subplans and modifications to Plan terms and procedures established under this Section 18.17 by the Committee shall be attached to the Plan as appendices; and

(e)	Take any action, before or after an Award is made, that the Committee, in its discretion, deems advisable to obtain approval from any regulatory agency or comply with any necessary local government regulatory exemptions or approvals.

* * *

33

APPENDIX A

TO THE

BTCS INC.

2015 INCENTIVE COMPENSATION PLAN

ISRAEL

1.	GENERAL

1.1.	This appendix (this “Appendix”) shall apply only to Israeli Participants (as defined below). The provisions specified hereunder shall form an integral part of the BTCS Inc. 2015 Incentive Compensation Plan (the “Plan”), which applies to the issuance of Awards to employees, directors, consultants and service providers of BTCS Inc. (the “Company”) or its Affiliates.

1.2.	This Appendix is effective with respect to Awards granted as of 30 days from the date it was submitted with the ITA and shall comply with Section 102 (as defined below).

1.3.	This Appendix is to be read as a continuation of the Plan and only modifies Awards granted to Israeli Participants (as defined below) so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Participants.

1.4.	The Plan and this Appendix are complementary to each other and shall be deemed as one. Subject to Section 1.3 above, in any case of contradiction, whether explicit or implied, between any definitions and/or provisions of this Appendix and the Plan, the definitions and/or provisions set out in this Appendix shall prevail.

1.5.	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1.	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2.	“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Employee.

2.4.	“Capital Gain Award (CGA)” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

34

2.5.	“Controlling Shareholder” shall have the meaning ascribed to it in Section 102 of the Ordinance.

2.6.	“Employee” means an Israeli Participant who is employed by the Company or its Affiliates, including an individual who is serving as an “office holder” as defined in the Israeli Companies Law, 1999, as amended from time to time, but excluding any Controlling Shareholder.

2.7.	“Israeli Participant” means a person who is a resident of the state of Israel or who is deemed to be a resident of the state of Israel for Israeli tax purposes, and receives or holds an Award under the Plan and this Appendix.

2.8.	“ITA” means the Israeli Tax Authority.

2.9.	“Ordinary Income Award (OIA)” means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.10.	“102 Award” means any Award granted to Employees pursuant to Section 102 of the Ordinance and any other rulings, procedures and clarifications promulgated thereunder or issued by the ITA.

2.11.	“3(i) Award” means an Award granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

2.12.	“Israeli Award Agreement” means, notwithstanding Section 2.4 of the Plan, for the purpose of this Appendix, a written agreement entered into and signed by the Company and an Israeli Participant that sets out the terms and conditions of an Award.

2.13.	“Non-Employee” means an Israeli Participant who is a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.14.	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.15.	“Section 102” means section 102 of the Ordinance, the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003, and any other rules, regulations, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.16.	“Trustee” means any person appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.17.	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

35

3.	ISSUANCE OF AWARDS

3.1.	Notwithstanding Article V of the Plan and in addition thereto, any Israeli Participants eligible for participation in the Plan and this Appendix as Israeli Participants shall include any Employee and/or Non-Employee of the Company or of any of the Company’s Affiliates; provided, however, that (i) Employees may only be granted 102 Awards; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Awards.

3.2.	The Company may designate Awards granted to Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards.

3.3.	The grant of Approved 102 Awards shall be made under this Appendix, and shall be conditioned upon the approval of this Appendix by the ITA.

3.4.	Approved 102 Awards may either be classified as Capital Gain Awards (“CGAs”) or Ordinary Income Awards (“OIAs”).

3.5.	No Approved 102 Awards may be granted under this Appendix to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Award under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Israeli Participants who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.

3.6.	All Approved 102 Awards must be held in trust by a Trustee, as described in Section 4 below.

3.7.	For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102.

4.	TRUSTEE

4.1.	The terms and conditions applicable to the trust relating to Section 102 shall be set forth in an agreement signed by the Company and the Trustee (the “Trust Agreement”).

36

4.2.	Approved 102 Awards which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise or vesting of such Approved 102 Awards and/or other rights granted thereunder and/or shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Employee for no less than such period of time as required by Section 102 (the “Holding Period”). In case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards shall be regarded as Unapproved 102 Awards, all in accordance with the provisions of Section 102.

4.3.	Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise or vesting of Approved 102 Awards prior to the full payment of the Employee’s tax liabilities, if any, arising from Approved 102 Awards which were granted to him/her and/or any Shares allocated or issued upon exercise or vesting of such Awards.

4.4.	With respect to any Approved 102 Award, subject to the provisions of Section 102, an Israeli Participant shall not sell or release from trust any Share received upon the exercise or vesting of an Approved 102 Award and/or any rights granted thereunder and/or share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne solely by such Israeli Participant. Subject to the foregoing, the Trustee may, pursuant to a written or electronic request from the Participant, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and (ii) the Trustee has confirmed with the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, the Israeli Award Agreement and any Applicable Law.

4.5.	Upon receipt of any Approved 102 Award, if requested to do so by the Company. Affiliate or the Trustee, the Employee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Award or Share granted to him thereunder.

4.6.	Without derogating from the provisions of Article XVI of the Plan, the provisions of Section 16.1 of the Plan shall apply also to the Trustee. Accordingly, Trustee shall also have withholding rights as further described in Section 16.1 of the Plan.

4.7.	In the case of 102 Awards, the Trustee shall have no rights as a shareholder of the Company with respect to the Shares covered by such Award until the Trustee becomes the record holder for such Shares for the Participant’s benefit, and the Israeli Participant shall have no rights as a shareholder of the Company with respect to the Shares covered by the Award until the date of the release of such Shares from the Trustee to the Israeli Participant and the transfer of record ownership of such Shares to the Israeli Participant.

37

5.	THE AWARDS

Notwithstanding anything to the contrary in the Plan and in addition thereto, the terms and conditions upon which the Awards shall be issued and exercised or vest, as applicable, shall be as specified in the Israeli Award Agreement to be executed pursuant to the Plan and to this Appendix. Each Israeli Award Agreement shall be subject to Section 102 or Section 3(i) of the Ordinance, as applicable, and shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (whether a CGA, OIA, Unapproved 102 Award or a 3(i) Award), and any applicable vesting provisions and exercise price that may be payable.

6.	FAIR MARKET VALUE

Without derogating from Section 2.21 of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant of any CGA, the Company’s Shares are listed on any established stock exchange, national market system or automatic quotation system or if the Company’s Shares will be registered for trading within ninety (90) days following the date of grant of the CGAs, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s Shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.	EXERCISE OF AWARDS THAT ARE OPTIONS TO PURCHASE SHARES

Awards that represent options to purchase Shares shall be exercised by the Israeli Participant by giving a written or electronic notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the Award is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Award is being exercised. Notwithstanding the provisions of Section 6.5 and 6.6 of the Plan, “net exercise” will only be available to Israeli Participants if a ruling is obtained from the ITA permitting such “net exercise.”

8.	ASSIGNABILITY AND SALE OF AWARDS

8.1.	Notwithstanding any other provision of the Plan, no Award or any right with respect thereto, or purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Israeli Participant each and all of such Israeli Participant’s rights with respect to an Award shall belong only to the Israeli Participant.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

38

8.2.	As long as Awards or Shares purchased or issued hereunder are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the Awards and/or Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution, provided that the transferee thereof shall be subject to the provisions of Section 102 as would have been applicable to the deceased Participant were he or she to have survived.

9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

9.1.	With regards to Approved 102 Awards, the provisions of the Plan and/or this Appendix and/or the Israeli Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit and/or any pre-rulings obtained from the ITA, and the said provisions, permit and/or pre-rulings shall be deemed an integral part of the Plan and of this Appendix and of the Israeli Award Agreement.

9.2.	Any provision of Section 102 and/or the said permit and/or pre-rulings which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or this Appendix or the Israeli Award Agreement, shall be considered binding upon the Company and the Israeli Participants.

10.	DIVIDEND

Notwithstanding anything to the contrary in the Plan and solely for the purpose of Awards granted under this Appendix, with respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Awards) allocated or issued upon the exercise or vesting of Awards purchased or received, as applicable, by the Israeli Participant and held by the Israeli Participant or by the Trustee, as the case may be, the Israeli Participant shall be entitled to receive dividends, if any, in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Incorporation and By-Laws (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102.

39

11.	VOTING RIGHTS

Subject to Sections 6.7, 7.8, 8.7 and 9.4 of the Plan, so long as any Shares issued to the Trustee on behalf of an Israeli Participant, under this Appendix, to the extent Trustee decides in its sole discretion to vote such Shares, then unless the Trustee is directed otherwise by the Board, such Shares shall be voted in the same proportion as the result of the shareholder vote at the shareholders meeting or written consent in respect of which the Shares held by the Trustee are being voted. However, the Trustee shall not be obligated to exercise such voting rights or notify the Israeli Participant of any meeting of the Company’s shareholders.

12.	TAX CONSEQUENCES

12.1.	Notwithstanding anything to the contrary in Article XVI of the Plan and solely for the purpose of Awards granted under this Appendix, any tax consequences arising from the grant, exercise or vesting of any Award, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under Applicable Law, including withholding taxes at source. Furthermore, the Israeli Participant hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty or indexation thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Participant.

12.2.	The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to a Israeli Participant until all required payments have been fully made.

12.3.	With respect to an Unapproved 102 Award, if the Israeli Participant ceases to be employed by the Company or any Affiliate, the Israeli Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

12.4.	Each Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company.

13.	ISRAELI PARTICIPANT’S UNDERTAKINGS

By receiving Awards under the Plan and this Appendix, the Israeli Participant (1) agrees and acknowledges that he or she has received and read the Plan, this Appendix and the Israeli Award Agreement; (2) undertakes to comply with all the provisions set forth in: Section 102 (including provisions regarding the applicable Tax Track that the Company has selected) or Section 3(i), as applicable, the Plan, this Appendix, the Israeli Award Agreement and the Trust Agreement; and (3) if the Awards are granted under Section 102, the Israeli Participant undertakes, subject to the provisions of Section 102, not to sell or release the Shares from trust before the end of the Holding Period. The Israeli Participant agrees to execute any and all documents that the Company and/or its Affiliates and/or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance, ruling or guidelines and rules issued by the ITA.

40

14.	TERM OF PLAN AND APPENDIX

Notwithstanding anything to the contrary in Article XV of the Plan and in addition thereto, the Company shall obtain all approvals for the adoption of this Appendix or for any amendment to this Appendix as are necessary to comply with (i) any Applicable Law, including without limitation U.S. securities laws and the securities laws of any other jurisdiction applicable to Awards granted to Israeli Participant under this Appendix, (ii) any national securities exchange on which the Shares are traded, and (iii) any applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission.

15.	NO PAYMENT FOR RESTRICTED STOCK UNITS

Other than the par value of any Shares issuable upon settlement of a Restricted Stock Unit, no payment of cash by a Participant shall be required as consideration for Restricted Stock Units.

16.	NO PAYMENTS IN CASH

Notwithstanding Sections 4.3(iii), 8.5. 9.1, 9.3 or any other provision of the Plan, no Share-based Award will be settled in cash unless Israeli law is amended to allow such settlement.

* * *

41

APPENDIX B

TO THE

BTCS INC.

2015 INCENTIVE COMPENSATION PLAN

UNITED STATES

1.	Special Provisions for U.S. Taxpayers

1.1.	This Appendix (this “Appendix”) to the BTCS Inc. 2015 Incentive Compensation Plan (the “Plan”) was adopted by the Board pursuant to Section 18.17 of the Plan. This Appendix shall become effective on the Effective Date.

1.2.	The provisions of this Appendix apply only to Participants who are subject to U.S. federal income tax (any such Participant, a “U.S. Taxpayer”).

1.3.	This Appendix is to be read as a continuation of the Plan and only applies with respect to Options and other Awards granted under the Plan to U.S. Taxpayers. The purpose of this Appendix is to establish certain rules and limitations applicable to Options and other Awards that may be granted or issued under the Plan to U.S. Taxpayers from time to time, in compliance with applicable tax, securities and other applicable laws currently in force. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Israeli Participants (as defined in Appendix A to the Plan).

1.4.	The Plan and this Appendix are complementary to each other and shall be deemed as one. Subject to Section 1.3 of this Appendix, in any case of contradiction, whether explicit or implied, between any definitions and/or provisions of this Appendix and the Plan, the provisions set out in this Appendix shall prevail.

1.5	Section references in this Appendix shall refer to Sections of the Plan, unless expressly indicated otherwise.

2.	Definitions

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix, provided, however, that to the extent that such definitions are provided for in the Plan and this Appendix, the definitions in this Appendix shall apply to Awards granted to U.S. Taxpayers:

2.1.	“Code” means the United States Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

42

2.2.	“Disability” means for purposes of any ISO, a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

2.3.	“Fair Market Value” has the meaning assigned to such term in the Plan; provided that the Committee shall determine Fair Market Value in a manner that satisfies the applicable requirements of Code Sections 409A and 422.

2.4.	“Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI of the Plan and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

2.5.	“Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI of the Plan and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

2.6.	“Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

3.	Incentive Stock Options

3.1.	Any Substitute Awards granted under the Plan shall be subject to compliance with the ISO rules under Code Section 422 and the nonqualified deferred compensation rules under Code Section 409A, where applicable.

3.2.	The provisions of Section 4.2 of the Plan shall, in the case of ISOs, be subject to any limitations applicable thereto under the Code.

3.3.	The total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be the number of Shares determined in accordance with Section 4.1 of the Plan, as adjusted pursuant to Section 4.2 of the Plan, but without application of Section 4.2(d).

3.4.	The Committee shall determine any adjustment, substitution or change pursuant to Section 4.3 of the Plan after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options and the provisions of Section 409A of the Code.

3.5.	Each Award Agreement relating to an Option shall specify whether such Option is intended to be an ISO or an NQSO. To the extent that any Option granted to a U.S. Taxpayer does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

3.6.	No ISO shall be exercisable later than the tenth (10th) anniversary of its date of grant.

3.7	The last sentence of Section 6.5 of the Plan shall not apply to ISOs.

43

3.8.	The right to make a payment of the Option Price of an Incentive Stock Option in the form of already owned Shares, under Section 6.6(a) of the Plan, may be authorized only as of the grant date of such Incentive Stock Option.

3.9.	No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an Employee of the Company or a Subsidiary on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

3.10.	Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

3.11.	No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such ISO is granted the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

3.12.	Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the related ISO; (ii) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

3.13.	No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 12.2 of the Plan. Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

44

3.14.	The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the date of granting such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

4.	GRANT DATE FAIR MARKET OPTION PRICE AND GRANT PRICE

No Option or SAR shall be granted pursuant to this Appendix unless the Option Price of such Option or the Grant Price of such SAR, as the case may be, shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option or SAR.

5.	Deferred Compensation

5.1.	It is the intention of the Company that no Award shall be deferred compensation subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise as provided in Section 5.2 of this Appendix, and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly

5.2.	The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of Shares or cash pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.

5.3.	The Committee shall not extend the period to exercise an Option or SAR to the extent that such extension would cause the Option or SAR to become subject to Section 409A of the Code.

5.4.	No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Section 409A of the Code.

5.5.	The Company shall have complete discretion to interpret and construe the Plan and any Award Agreement in any manner that establishes an exemption from (or compliance with) the requirements of Section 409A of the Code. If for any reason, such as imprecision in drafting, any provision of the Plan and/or any Award Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Section 409A of the Code, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Section 409A of the Code and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company. If, notwithstanding the foregoing provisions of this Section 5.5, any provision of the Plan or any Award Agreement would cause a Participant to incur any additional tax or interest under Section 409A of the Code, the Company shall reform such provision in a manner intended to avoid the incurrence by such Participant of any such additional tax or interest; provided that the Company shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Participant of the applicable provision without violating the provisions of Section 409A of the Code.

45

5.6.	Notwithstanding the provisions of Section 4.3 to the contrary, (1) any adjustments made pursuant to Section 4.3 to Awards that are considered “deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (2) any adjustments made pursuant to Section 4.3 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (3) in any event, neither the Committee nor the Board shall have any authority to make any adjustments, substitutions or changes pursuant to Section 4.3 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date thereof to be subject to Section 409A of the Code.

5.7.	If any Award is subject to Section 409A of the Code, the provisions of Article XIV shall be applicable to such Award only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 5.2 of this Appendix.

6.	Section 83(b) Election

If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company prior to filing such election with the United States Internal Revenue Service. Neither the Company nor any Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

7.	ADJUSTMENTS

The Committee shall determine any adjustment pursuant to Section 4.3: (i) after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options and (ii) subject to Section 5.6 of this Appendix.

* * *

46